                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 9, 1999 (May 26, 1999)


                                CORECOMM LIMITED
               (Exact name of Registrant as Specified in Charter)


Bermuda                               0-24521               Not Applicable
(State or Other Jurisdiction          (Commission           (IRS Employer
of Incorporation)                     File Number)          Identification No.)


Cedar House, 41 Cedar Ave., Hamilton, Bermuda                   HM 12
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (441) 295-2244




          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The registrant hereby amends its Current Report on Form 8-K dated May 26, 1999 by filing financial statements of the acquired businesses, MegsINet Inc.("MegsINet") and USN Communications, Inc. ("USN") and certain pro forma financial information for CoreComm Limited ("CoreComm").


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

                                                                               PAGE
MEGSINET, INC.                                                                NUMBER
--------------                                                                ------
December 31, 1998

Independent Auditors' Report...........................................        F-1
Consolidated Balance Sheets as of December 31, 1998 and 1997...........        F-2
Consolidated Statement of Operations for the year ended December
  31, 1998.............................................................        F-3
Consolidated Statement of Stockholders' Deficit for the year
  ended December 31, 1998..............................................        F-4
Consolidated Statement of Cash Flows for the year ended December
  31, 1998.............................................................        F-5
Notes to Consolidated Financial Statements.............................        F-6

March 31, 1999 (unaudited)
Consolidated Balance Sheet as of March 31, 1999........................       F-13
Consolidated Statement of Operations for the three months ended
  March 31, 1999 and 1998..............................................       F-14
Consolidated Statement of Stockholders' Deficit for the three
  months ended March 31, 1999..........................................       F-15
Consolidated Statement of Cash Flows for the three months ended
  March 31, 1999 and 1998..............................................       F-16
Notes to Consolidated Financial Statements.............................       F-17

USN COMMUNICATIONS, INC.
------------------------
December 31, 1998

Report of Independent Auditors.........................................       F-19
Independent Auditors' Report...........................................       F-20
Consolidated Balance Sheets as of December 31, 1998 and 1997...........       F-21
Consolidated Statements of Operations for the years ended December 31,
  1998, 1997 and 1996..................................................       F-23
Consolidated Statements of Redeemable Preferred Stock for the
  years ended December 31, 1998, 1997 and 1996.........................       F-24
Consolidated Statements of Common Stockholders' Deficit for the years
  ended December 31, 1998, 1997 and 1996...............................       F-25
Consolidated Statements of Cash Flows for the years ended December 31,
  1998, 1997 and 1996..................................................       F-27
Notes to Consolidated Financial Statements.............................       F-29

March 31, 1999(unaudited)
Condensed Consolidated Balance Sheet as of March 31, 1999..............       F-40
Condensed Consolidated Statements of Operations for the three months
  ended March 31, 1999 and 1998........................................       F-41

                                                                                PAGE
                                                                               NUMBER
                                                                               ------
Condensed Consolidated Statement of Common Stockholders' Deficit for
  the three months ended March 31, 1999................................         F-42
Condensed Consolidated Statements of Cash Flows for the three months
  ended March 31, 1999 and 1998........................................         F-43
Notes to Condensed Consolidated Financial Statements...................         F-44


(b) Pro Forma Financial Information.



CORECOMM LIMITED
----------------
Introduction to Unaudited Pro Form Financial Information...............         F-48
Pro Forma Condensed Consolidated Statement of Operations (Unaudited),
  Three Months Ended March 31, 1999 ...................................         F-49
Pro Forma Condensed Consolidated Statement of Operations (Unaudited),
  Year Ended December 31, 1998 ........................................         F-50
Pro Form Condensed Consolidated Balance Sheet (Unaudited),
  March 31, 1999.......................................................         F-51
Pro Forma Adjustments (Unaudited)......................................         F-52

Exhibits
--------

Index to Exhibits
23.1   Consent of Ernst & Young LLP
23.2   Consent of KPMG LLP
23.3   Consent of Deloitte & Touche LLP
99.1   Press release, issued May 26, 1999 (previously filed)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CoreComm Limited


                                   By:  /s/ Gregg N. Gorelick
                                        -------------------------------
                                   Name:   Gregg N. Gorelick
                                   Title:  Vice President-Controller

Dated:  July 9, 1999

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
MegsINet, Inc.:

     We have audited the accompanying consolidated balance sheets of MegsINet, Inc. and subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in those financial statements. An audit of financial statements also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MegsINet, Inc. and subsidiary as of December 31, 1998 and 1997 and the results of their operations and their cash flows for the year ended December 31, 1998 in conformity with generally accepted accounting principles.


                                          KPMG LLP


St. Louis, Missouri
February 15, 1999

                         MEGSINET, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                 1998          1997
                                                              -----------    ---------
                                        ASSETS
Cash........................................................  $ 1,071,584   $  284,041
Prepaid expenses and other current assets...................      544,112       53,623
                                                              -----------   ----------
          Total current assets..............................    1,615,696      337,664
Property and equipment, net.................................   26,802,413    1,501,692
                                                              -----------   ----------
          Total assets......................................  $28,418,109   $1,839,356
                                                              ===========   ==========
                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Equipment payable...........................................  $ 9,964,881   $       --
Current portion of notes payable............................    3,757,164           --
Current portion of capital lease obligations................    2,096,865      356,871
Note payable to stockholder.................................      156,158      172,477
Accounts payable............................................    1,465,367      171,482
Accrued liabilities.........................................      383,376       51,000
Deferred revenue............................................      641,985      202,851
                                                              -----------   ----------
          Total current liabilities.........................   18,465,796      954,681
                                                              -----------   ----------
Notes payable, less current portion.........................    6,956,178           --
Capital lease obligations, less current portion.............    5,084,112   $1,013,160
Commitments and contingencies
Stockholders' deficit:
  Preferred stock, no par value, 3,000,000 and no shares
     authorized and 1,200 and no shares issued at December
     31, 1998 and 1997, respectively........................           --           --
  Common stock, no par value, 30,000,000 shares authorized
     and 10,141,442 and 7,121,386 shares issued at December
     31, 1998 and
     1997, respectively.....................................           --           --
  Paid-in capital...........................................    4,005,988      790,541
  Retained deficit..........................................   (6,093,965)    (919,026)
                                                              -----------   ----------
          Total stockholders' deficit.......................   (2,087,977)    (128,485)
                                                              -----------   ----------
          Total liabilities and stockholders' deficit.......  $28,418,109   $1,839,356
                                                              ===========   ==========

See accompanying notes to consolidated financial statements.

                         MEGSINET, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

Revenues....................................................    $ 4,172,072
Cost of sales...............................................      4,866,702
                                                                -----------
  Costs in excess of revenues...............................       (694,630)
                                                                -----------
Operating expenses:
  Salaries and compensation.................................      1,734,675
  Other operating expense...................................      2,086,804
                                                                -----------
          Total operating expenses..........................      3,821,479
                                                                -----------
     Loss from operations...................................     (4,516,109)
Interest expense............................................        658,830
                                                                -----------
     Net loss...............................................    $(5,174,939)
                                                                ===========

See accompanying notes to consolidated financial statements.

                         MEGSINET, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                          YEAR ENDED DECEMBER 31, 1998

                                                                                          TOTAL
                                      PREFERRED    COMMON     PAID-IN     RETAINED    STOCKHOLDERS'
                                        STOCK      STOCK      CAPITAL     DEFICIT        DEFICIT
                                      ---------   --------   ---------   ----------   -------------
Balance at December 31, 1997........  $     --          --     790,541     (919,026)     (128,485)
Issuance of preferred stock, 1,200
  shares............................        --          --   1,500,000           --     1,500,000
Issuance of common stock, 2,527,199
  shares, net of $63,110 issue
  costs.............................        --          --   1,439,447           --     1,439,447
Issuance of common stock, 492,857
  shares, in lieu of compensation...        --          --     276,000           --       276,000
Net loss............................        --          --          --   (5,174,939)   (5,174,939)
                                      --------    --------   ---------   ----------    ----------
Balance at December 31, 1998........  $     --          --   4,005,988   (6,093,965)   (2,087,977)
                                      ========    ========   =========   ==========    ==========

See accompanying notes to consolidated financial statements.

                         MEGSINET, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998

Cash flows from operating activities:
  Net loss..................................................    $(5,174,939)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................      1,082,032
     Compensation paid through issuance of stock............        276,000
     Changes in operating working capital:
       Prepaid expenses and other current assets............       (490,489)
       Accounts payable.....................................      1,293,885
       Accrued liabilities..................................        332,376
       Deferred revenue.....................................        439,134
                                                                -----------
          Net cash used in operating activities.............     (2,242,001)
                                                                -----------
Cash flows from investing activities -- capital
  expenditures..............................................     (9,858,130)
                                                                -----------
Cash flows from financing activities:
  Proceeds from notes payable...............................     10,713,342
  Payments on note payable to stockholder...................        (16,319)
  Payments on capital lease obligations.....................       (748,796)
  Issuance of stock.........................................      2,939,447
                                                                -----------
          Net cash provided by financing activities.........     12,887,674
                                                                -----------
          Net increase in cash..............................        787,543
Cash, beginning of year.....................................        284,041
                                                                -----------
Cash, end of year...........................................    $ 1,071,584
                                                                ===========
Supplemental disclosure of cash flow information -- cash
  paid for interest.........................................    $   667,287
                                                                ===========
Supplemental disclosure of non cash investing and financing
  activities:
  Capital lease obligations of $6,559,742 were incurred in
     1998 when the Company entered into equipment leases.
  Equipment payable of $9,964,881 was incurred in 1998 when
     the Company purchased equipment.
  The Company paid $19,817 of commissions through issuance
     of common stock.

See accompanying notes to consolidated financial statements.

                         MEGSINET, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

(1) DESCRIPTION OF THE BUSINESS

     MegsINet, Inc. was formed to develop and operate a national packet based data network and to provide a broad range of telecommunications services. At December 31, 1998, the Company had constructed a network that served 50 markets in the United States. From inception through the end of 1998, the Company provided a variety of Internet connection and web hosting services to its customer base.

     During 1998, MegsINet formed a wholly owned subsidiary called Megsinet-CLEC, Inc. (Megsinet-CLEC). This subsidiary will provide local exchange telephone service and long distance telephone service in competition with incumbent and competitive local exchange telephone companies and long distance providers. Megsinet-CLEC has received authority to provide local telephone service in seven states and has filed applications in two additional states as of December 31, 1998. Megsinet-CLEC has received authority to provide long distance service in 36 states and has filed applications in eight additional states as of December 31, 1998.

     MegsINet is an Illinois Corporation formed in 1995.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results can differ from those estimates.

     All significant intercompany balances and transactions have been eliminated in consolidation.

PROPERTY AND EQUIPMENT

     Property and equipment consist primarily of network communications equipment, computer equipment, furniture and fixtures, and equipment being built for use by Megsinet-CLEC, all of which are stated at cost. Property and equipment under capital leases are stated at the present value of minimum lease payments.

     Depreciation on property and equipment is computed using the straight-line method over estimated service lives of three to five years.

EQUIPMENT PAYABLE

     Equipment payable represents amounts due for equipment which has been received by MegsINet, but which has not yet been installed. Upon installation, MegsINet will enter into a capital lease under an arrangement with Ascend Communications, Inc. (Ascend) as discussed in note 5. As no lease agreement has been signed at December 31, 1998, the entire balance has been classified as current.

REVENUE RECOGNITION AND DEFERRED REVENUE

     MegsINet's customers generally pay for service in advance. Revenue is recognized ratably over the service period. Deferred revenue represents the unearned portion of customer payments.

INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement

                         MEGSINET, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

STOCK-BASED COMPENSATION

     MegsINet applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, in accounting for its fixed plan stock options. Pro forma information regarding net income as calculated under the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," is disclosed in note 9.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                    1998          1997
                                                 -----------    ---------
Telecommunications equipment...................  $24,766,423    1,496,862
Computer equipment.............................      482,151      183,401
Telephone equipment............................      147,357        2,285
Furniture and fixtures.........................       42,514       16,119
Leasehold improvements.........................      127,213       15,563
Construction in progress.......................    2,531,325           --
                                                 -----------    ---------
                                                  28,096,983    1,714,230
Less accumulated depreciation and
  amortization.................................    1,294,570      212,538
                                                 -----------    ---------
  Net property and equipment...................  $26,802,413    1,501,692
                                                 ===========    =========

(4) LEASES

     MegsINet is obligated under various capital leases for telecommunications equipment that expires at various dates during the next five years. At December 31, 1998 and 1997, the gross amount of equipment and related accumulated amortization recorded under capital leases was as follows:

                                                     1998         1997
                                                  ----------    ---------
Telecommunications equipment....................  $8,110,081    1,496,862
Less accumulated amortization...................     933,428      135,028
                                                  ----------    ---------
                                                  $7,176,653    1,361,834
                                                  ==========    =========

     MegsINet also has several noncancelable operating leases for telecommunications equipment that expire over the next three years. MegsINet is required to pay all executory costs such as maintenance and insurance. Rental expense for operating leases during 1998 totaled approximately $304,000.

                         MEGSINET, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998 are:

                                                  CAPITAL      OPERATING
                                                   LEASES        LEASES
                                                 ----------    ----------
Year ending December 31:
-----------------------------
  1999.........................................  $2,864,659       481,831
  2000.........................................   3,292,654       372,508
  2001.........................................   2,267,504       265,688
  2002.........................................     102,006            --
  2003.........................................         973            --
                                                 ----------    ----------
          Total minimum lease payments.........   8,527,796    $1,120,027
                                                               ==========
Less amount representing interest (at rates
  ranging from 8.5% to 26.44%).................   1,346,819
                                                 ----------
       Present value of net minimum capital
          lease payments.......................   7,180,977
Less current installments of obligations under
  capital leases...............................   2,096,865
                                                 ----------
       Obligations under capital leases,
          excluding current installments.......  $5,084,112
                                                 ==========

(5) NOTES PAYABLE

     Notes payable at December 31, 1998 consist of the following:

Borrowings under Ascend working capital promissory note,
  interest at 8.5%..........................................  $2,000,000
Borrowings under Cisco working capital promissory note,
  interest at 13.5%.........................................   2,021,885
Note payable to Cisco for equipment, interest at 12.75%.....   6,691,457
                                                              ----------
          Total notes payable...............................  10,713,342
Less current installments...................................   3,757,164
                                                              ----------
Notes payable, less current installments....................  $6,956,178
                                                              ==========

     In 1998, MegsINet entered into an agreement with Ascend to lease up to $16 million in telecommunications equipment under a capital lease agreement. In addition, Ascend agreed to loan MegsINet up to $4.0 million in working capital (the Ascend Note), limited by a ratio of $1 in working capital for each $4 in equipment purchased or leased. At December 31, 1998, MegsINet was obligated under capital leases with Ascend related to this agreement totaling approximately $4.4 million and had received approximately $10.0 million in equipment for which no formal lease agreement had been signed (see note 2). The obligation related to this equipment is classified as equipment payable. As of December 31, 1998, MegsINet had borrowed $2.0 million under the Ascend Note.

                         MEGSINET, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The terms of the Ascend Note require MegsINet to make monthly principal payments beginning six months after a minimum draw of $500,000 is made. Interest payments start in the month following the borrowing. Based on the timing of borrowings on the Ascend Note, MegsINet will begin to make payments of $37,118 in April 1999, increasing to $74,236 in June 1999. The amount outstanding at December 31, 1998 is scheduled to be repaid in November 2001.

     The Ascend Note is secured by warrants to purchase MegsINet stock at $6.50 per share. The number of warrants held by Ascend at December 31, 1998 is approximately 355,000. The terms of the warrants restrict Ascend's ability to exercise the warrants unless the Company is in default. If MegsINet repays the Ascend Note without default, 90% of these warrants expire.

     In 1998, MegsINet also entered into an agreement with Cisco Systems Capital Corporations (Cisco) whereby MegsINet can purchase up to $16 million in telecommunications equipment under a promissory note (the Cisco Equipment Note). In addition, Cisco has agreed to loan MegsINet up to $4.0 million in working capital (the Cisco Note) limited by a ratio of $1 in working capital for each $4 in equipment purchases; however, the first $2.0 million in working capital is subject to only a 1 to 2 ratio. At December 31, 1998, MegsINet was obligated under the Cisco Equipment Note totaling $6,691,457 and had borrowed approximately $2.0 million under the Cisco Note.

     The terms of the Cisco Equipment Note require MegsINet to make monthly principal and interest payments beginning in April 1999. MegsINet will make payments of $261,655. The amount outstanding at December 31, 1998 is scheduled to be repaid in September 2001. The Cisco Equipment Note is secured by the telecommunications equipment being purchased.

     The terms of the Cisco Note require MegsINet to make monthly principal and interest payments beginning in April 1999. MegsINet will make payments of $179,350. The amount outstanding at December 31, 1998 is scheduled to be repaid in March 2000. The Cisco Note is secured by common stock held by the president of MegsINet and a life insurance policy on the president equal to the outstanding balance of the note. The Cisco Note also carries conversion rights. These conversion rights allow Cisco to convert all or part of the Cisco Note obligation to common stock at the market value determined on the date of conversion.

     The aggregate maturities of notes payable subsequent to December 31, 1998 are as follows: 1999, $3,757,164; 2000, $4,007,670; and 2001, $2,948,508.

     The Company did not have any notes payable obligations outstanding at December 31, 1997.

(6) RELATED-PARTY TRANSACTIONS

     At December 31, 1998 and 1997, MegsINet had an unsecured note payable to a stockholder in the amount of $156,158 and $172,477, respectively. The note carries an interest rate of 8.5% and is due upon demand.

(7) CHANGES IN CAPITAL STRUCTURE

     In July 1997, MegsINet's Board of Directors authorized a 477-to-1 split for each share of common stock. All share data presented has been revised to reflect this transaction.

     In June 1998, MegsINet increased the authorized common shares to 30 million.

     During 1998, MegsINet authorized 3 million shares of preferred stock, of which 1,200 shares were issued as 1998 Series Convertible Preferred Stock. Such stock has a liquidation value of $1,250 per share and is entitled to dividends of $100 per share per year. As of December 31, 1998, MegsINet had not declared the 1998 dividends, therefore no amount has been accrued. Unpaid dividends totaled $60,000 at December 31, 1998.

                         MEGSINET, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(8) INCOME TAXES

     No income tax benefit was recorded during 1998. The actual income tax benefit for 1998 differs from the expected income tax benefit computed by applying the U.S. federal corporate tax rate of 34% to loss before income taxes as follows:

Computed "expected" income tax benefit...................    $(1,759,480)
State income taxes.......................................       (206,996)
Non-utilization of net operating loss....................      1,966,476
                                                             -----------
     Tax benefit.........................................    $        --
                                                             ===========

     The tax effects of temporary differences that give rise to deferred tax assets at December 31, 1998 and 1997 are as follows:

                                                      1998         1997
                                                   ----------    --------
Net operating loss carryforwards.................  $2,008,196     165,959
Start-up costs...................................     124,239          --
Difference in depreciation on property, plant,
  and equipment..................................      89,606      89,606
                                                   ----------    --------
     Gross deferred tax assets...................   2,222,041     255,565
Less valuation allowance.........................  (2,222,041)   (255,565)
                                                   ----------    --------
     Net deferred tax assets.....................  $       --          --
                                                   ==========    ========

     The valuation allowance for deferred tax assets as of December 31, 1998 and 1997 was $2,222,041 and $255,565, respectively. The net change in the valuation allowance for the year ended December 31, 1998 was an increase of $1,966,476.

(9) STOCK-BASED COMPENSATION

     In 1998, MegsINet adopted a stock option plan (the Plan) pursuant to which the Company's Board of Directors may grant stock options to MegsINet employees. The Plan authorizes grants of options to purchase up to 2,000,000 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. All stock options under this plan have five-year terms and vest 25% per year from the date of grant. During the year ended December 31, 1998, 191,960 options were issued under this plan.

     MegsINet also has the right to issue options to officers and directors of MegsINet. During 1998, the Company issued options to purchase 650,000 shares of MegsINet's common stock to officers and directors with exercise prices ranging from $.56 to $1.38 per share. These options vest at different rates over the next three years.

     The per share weighted-average fair value of stock options granted during 1998 was $0.36 on the date of grant using the Black-Sholes option-pricing model (excluding a volatility assumption) with the following weighted-average assumptions: no expected dividend yield, risk-free interest rate of 6.0%, and an expected life equal to the term of the respective option.

     MegsINet applies APB Opinion No. 25 in accounting for its stock options. MegsINet has issued options which qualify for fixed plan treatment and, accordingly, no compensation cost has been recognized for its stock

                         MEGSINET, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

options in the consolidated financial statements. Had MegsINet determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, MegsINet's 1998 net loss would have been increased to the pro forma amount of approximately $5,266,000.

     Stock option activity during 1998 is as follows:

                                              NUMBER OF    WEIGHTED-AVERAGE
                                               SHARES       EXERCISE PRICE
                                              ---------    ----------------
Balance at December 31, 1997................    250,000         $0.36
Granted.....................................    841,960          0.90
                                              ---------         -----
Balance at December 31, 1998................  1,091,960          0.78
                                              =========         =====

     At December 31, 1998, the range of exercise prices and weighted-average remaining contractual life of outstanding options was as follows:

 NUMBER     WEIGHTED-AVERAGE   WEIGHTED-AVERAGE     SHARES      WEIGHTED-AVERAGE
OF SHARES    EXERCISE PRICE    CONTRACTUAL LIFE   EXERCISABLE    EXERCISE PRICE
---------   ----------------   ----------------   -----------   ----------------
 150,000         $0.22            4.3    years      150,000          $0.22
 550,000          0.56            5.5                63,000           0.56
 241,960          1.25            5.0                28,430           1.25
 150,000          1.38            5.0                    --             --

     During 1997, MegsINet issued options to purchase 150,000 shares of MegsINet's common stock to an officer with an exercise price of $.22 per share. The agreement states that the options are 100% vested upon grant. At December 31, 1997, all options were still outstanding.

     During 1997, MegsINet also issued options to purchase 100,000 shares of MegsINet's common stock to a director of MegsINet with an exercise price of $.56, which was equal to the market value of the stock at the date of issue. The options, which were 100% vested upon grant, remained outstanding at December 31, 1997.

     During 1998 and 1997, MegsINet issued 492,857 and 984,800 shares, respectively, of common stock to employees in lieu of compensation.

(10) COMMITMENTS AND CONTINGENCIES

     MegsINet is involved in certain litigation which occurs in the normal course of business. In the opinion of management, the ultimate results of these matters will not have a material impact on the financial position of MegsINet.

                         MEGSINET, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(11) CONTINUED OPERATIONS

     In February 1999, the Company sold 2,000,000 shares of 1999A Series 10% Senior Convertible Preferred Stock (the Preferred Stock Transaction) in the amount of $5,000,000, less cost of issuance.

     Also in February 1999, MegsINet entered into a definitive agreement whereby all of MegsINet's outstanding stock will be acquired, and MegsINet will be merged into the acquiring company (the Merger Transaction). At the close of the Merger Transaction, MegsINet will cease to exist as a separate entity. This agreement is subject to shareholder approval. At the close of the Merger Transaction, the acquiring company will assume the obligations and liabilities of MegsINet and be responsible for funding future operations. Management believes the Preferred Stock Transaction will provide MegsINet adequate funding through the close of the Merger Transaction.

(12) SUBSEQUENT EVENT (UNAUDITED)

     On May 3, 1999, MegsINet entered into a revised agreement that changes certain terms of the Merger Transaction (see note 11). The primary change in the new agreement results in the survival of MegINet as a wholly-owned subsidiary of the acquiring enterprise.

                          MEGSINET, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                                   (UNAUDITED)


                                  ASSETS
Cash .........................................................          $  3,381,580
Prepaid expenses and other current assets ....................             1,594,341
                                                                        ------------
          Total current assets ...............................             4,975,921
Property and equipment, net ..................................            45,518,521
                                                                        ------------
          Total assets .......................................          $ 50,494,442
                                                                        ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Equipment payable ............................................          $ 25,757,434
Current portion of notes payable .............................             6,043,139
Current portion of capital lease obligations .................             2,702,925
Accounts payable .............................................             2,152,894
Accrued liabilities ..........................................               997,190
Deferred revenue .............................................               935,378
                                                                        ------------
          Total current liabilities ..........................            38,588,960
Notes payable, less current portion ..........................             7,885,422
Capital lease obligations, less current portion ..............             4,691,112
Commitments and contingencies
Stockholders' deficit:
  Preferred stock, no par value, 3,000,000 shares authorized
  and 2,001,200 shares issued ................................                  --
  Common stock, no par value, 30,000,000 shares authorized
  and 10,200,632 shares issued ...............................                  --
  Paid-in capital ............................................             8,955,745
  Retained deficit ...........................................            (9,626,797)
                                                                        ------------
          Total stockholders' deficit ........................              (671,052)
                                                                        ------------
          Total liabilities and stockholders' deficit ........          $ 50,494,442
                                                                        ============

See accompanying notes to condensed consolidated financial statements.

                          MEGSINET, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                                1999                  1998
                                                ----                  ----
Revenues .........................           $ 1,602,729         $   996,919
Cost of sales ....................             2,675,431             476,368
                                             -----------         -----------
  Costs in excess of revenues ....            (1,072,702)            520,551
                                             -----------         -----------
Operating expenses:
  Salaries and compensation ......             1,001,112             203,753
  Other operating expense ........               899,202             244,761
                                             -----------         -----------
          Total operating expenses             1,900,314             448,514
                                             -----------         -----------
     Income (loss) from
       operations ................            (2,973,016)             72,037
Interest expense .................               559,816              85,642
                                             -----------         -----------
     Net (loss) ..................           $(3,532,832)        $   (13,605)
                                             ===========         ===========

See accompanying notes to condensed consolidated financial statements.

                          MEGSINET, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                        THREE MONTHS ENDED MARCH 31, 1999
                                   (UNAUDITED)

                                                                                                                        TOTAL
                                   PREFERRED             COMMON              PAID-IN               RETAINED          STOCKHOLDERS'
                                     STOCK               STOCK               CAPITAL               DEFICIT              DEFICIT
                                     -----               -----               -------               -------              -------
BALANCE AT DECEMBER 31, 1998       $     --                  --              4,005,988           (6,093,965)          (2,087,977)
Issuance of common stock,
  59,160 shares ............             --                  --                 66,287                 --                 66,287
Issuance of preferred
  stock, 2,000,000 shares ..             --                  --              5,000,000                 --              5,000,000
Commission paid ............             --                  --                (75,000)                --                (75,000)
Merger related fees ........             --                  --                (41,530)                                  (41,530)
Net loss ...................             --                  --                   --             (3,532,832)          (3,532,832)
                                   ----------          ----------           ----------           ----------           ----------
BALANCE AT MARCH 31, 1999 ..       $     --                  --              8,955,745           (9,626,797)            (671,052)
                                   ==========          ==========           ==========           ==========           ==========

See accompanying notes to consolidated financial statements.

                          MEGSINET, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (UNAUDITED)

                                                                                           THREE MONTHS ENDED MARCH 31,
                                                                                           1999                    1998
                                                                                           ----                    ----
Cash flows from operating activities:
  Net loss ..................................................................          $ (3,532,832)          $    (13,605)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization ..........................................               726,917                111,909
     Changes in operating working capital:
       Prepaid expenses and other current assets ............................            (1,050,229)               (15,895)
       Accounts payable .....................................................               687,526               (171,482)
       Accrued liabilities ..................................................               613,814                 69,860
       Deferred revenue .....................................................               293,393               (202,851)
                                                                                       ------------           ------------
          Net cash used in operating activities ............................             (2,261,411)              (222,064)
                                                                                       ------------           ------------
Cash flows from investing activities -- capital expenditures ................           (18,976,005)              (130,905)
                                                                                       ------------           ------------
Cash flows from financing activities:
  Proceeds from notes payable ...............................................            19,007,783                   --
  Payments on note payable to stockholder ...................................              (156,158)                (4,120)
  Payments on capital lease obligations .....................................              (253,963)              (114,903)
  Issuance of stock .........................................................             4,949,750                362,366
                                                                                       ------------           ------------
          Net cash provided by financing activities .........................            23,547,412                243,343
                                                                                       ------------           ------------
          Net increase (decrease) in cash ...................................             2,309,996               (109,626)

Cash, beginning of period ...................................................             1,071,584                284,041
                                                                                       ------------           ------------
Cash, end of period .........................................................          $  3,381,580           $    174,415
                                                                                       ============           ============
Supplemental disclosure of cash flow information -- cash
  paid for interest .........................................................          $    566,747           $     85,642
                                                                                       ============           ============


  Supplemental disclosure of non cash investing and financing activities:

  Capital lease obligations of $467,020 and $1,108,213 were incurred in the three months ended March 31, 1999 and 1998, respectively, when the Company entered into equipment leases.

   Equipment payable of $15,792,553 and zero were incurred in the three months ended March 31, 1999 and 1998, respectively, when the Company purchased equipment.

The Company paid $75,000 and zero of commissions through issuance of common stock in the three months ended March 31, 1999 and 1998, respectively.

See accompanying notes to condensed consolidated financial statements.

                          MEGSINET, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 1998.

NOTE 2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                             MARCH 31,
                                               1999
                                            (UNAUDITED)
                                            -----------
Telecommunications equipment ....          $42,305,441
Computer equipment ..............              643,492
Telephone equipment .............              178,096
Furniture and fixtures ..........               61,245
Leasehold improvements ..........              179,325
Construction in progress ........            4,172,407
                                           -----------
                                            47,540,006
Less accumulated depreciation and
  amortization ..................            2,021,485
                                           -----------
  Net property and equipment ....          $45,518,521
                                           ===========

                          MEGSINET, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (continued)

NOTE 3.  NOTES PAYABLE

     Notes payable consist of the following:

                                                          MARCH 31, 1999
                                                            (UNAUDITED)
                                                            -----------
Borrowings under Ascend working capital promissory
  note, interest at 8.5% .........................          $ 4,000,000
Borrowings under Cisco working capital promissory
  note, interest at 13.5% ........................            2,021,885
Note payable to Cisco for equipment, interest at
  12.75% .........................................            7,906,676
                                                            -----------
          Total notes payable ....................           13,928,561

Less current installments ........................            6,043,139
                                                            -----------
Notes payable, less current installments .........          $ 7,885,422
                                                            ===========


NOTE 4.  RELATED-PARTY TRANSACTIONS

     At March 31, 1999 and 1998, MegsINet had an unsecured note payable to a stockholder in the amount of zero and $156,158, respectively. The note had an interest rate of 8.5% and was due upon demand.

NOTE 5.  CHANGES IN CAPITAL STRUCTURE

     During 1999, the Company issued 2,000,000 shares of 1999A Series Convertible Preferred Stock. Such stock had a liquidation value of $2.50 per share and was entitled to dividends of $0.25 per share per year. As of March 31, 1999, the Company had not declared the 1999 dividends; therefore, no amount had been accrued. Unpaid dividends totaled $125,000 at March 31, 1999.

NOTE 6.  COMMITMENTS AND CONTINGENCIES

     MegsINet is involved in certain litigation which occurs in the normal course of business. In the opinion of management, the ultimate results of these matters will not have a material impact on the financial position, results of operations or cash flows of MegsINet.

NOTE 7. MERGER TRANSACTION

     In May 1999, all of the outstanding stock of MegsINet was purchased by CoreComm Limited for total consideration of approximately $16.8 million in cash and 1.4 million shares of CoreComm Limited common stock. In addition, CoreComm Limited repaid $2.5 million of MegsINet debt.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
USN Communications, Inc.

     We have audited the accompanying consolidated balance sheet of USN Communications, Inc. and subsidiaries (the "Company") as of December 31, 1998, and the related consolidated statements of operations, redeemable preferred stock, common stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes an assessment of the accounting principles used and significant estimates made by management, as well as an evaluation of the overall financial statement presentation. We believe that our audit provides a reasonable basis for our report.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USN Communications, Inc. and subsidiaries at December 31, 1998, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 of the Notes to Consolidated Financial Statements, on February 18, 1999, the Company filed voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Code. This matter raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          Ernst & Young LLP

Chicago, Illinois
April 13, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of USN Communications, Inc.
Chicago, Illinois

     We have audited the accompanying consolidated balance sheet of USN Communications, Inc. and subsidiaries (the "Company") as of December 31, 1997, and the related consolidated statements of operations, redeemable preferred stock, common stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Chicago, Illinois
March 9, 1998

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                   DECEMBER 31
                                                              ---------------------
                                                                1998         1997
                                                              ---------    --------
                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   3,767    $ 87,454
  Marketable equity securities..............................         --       8,181
  Accounts receivable, net..................................     24,902      23,917
  Net assets of discontinued operations held for sale.......     19,250          --
  Other current assets......................................      2,270       1,444
                                                              ---------    --------
     Total current assets...................................     50,189     120,996
Property and equipment, net.................................     14,985      16,802
Other assets................................................     34,162      33,402
                                                              ---------    --------
     Total assets...........................................  $  99,336    $171,200
                                                              =========    ========
                      LIABILITIES, REDEEMABLE PREFERRED STOCK
                         AND COMMON STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable..........................................  $  53,145    $ 20,485
  Accrued expenses and other current liabilities............     12,981       7,179
  17% Senior Secured Note...................................     10,000          --
  Capital lease obligations and notes payable...............        607         559
                                                              ---------    --------
     Total current liabilities..............................     76,733      28,223
14 5/8% Senior Discount Notes...............................    140,504     100,002
14% Senior Discount Notes...................................     13,877      34,580
9% Convertible Subordinated Discount Notes..................     32,966      30,188
9% Consent Convertible Notes................................     10,450          --
Accrued interest............................................      9,385       7,374
Capital lease obligations and notes payable.................        628         556
                                                              ---------    --------
     Total liabilities......................................    284,543     200,923
Commitments and contingent liabilities......................

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

                                                                   DECEMBER 31
                                                              ---------------------
                                                                1998         1997
                                                              ---------    --------
REDEEMABLE PREFERRED STOCK:
  9% Cumulative Convertible Pay-In-Kind Preferred Stock:
     $1 par value; 30,000 shares authorized at 1997; 10,920
     shares outstanding at December 31,1997.................         --          11
  9% Cumulative Convertible Pay-In-Kind Preferred Stock,
     Series A: $1 par value; 150,000 shares authorized at
     1997; 45,209 shares outstanding at December 31, 1997...         --          45
  Accumulated unpaid dividends..............................         --       1,516
  Additional paid-in-capital................................         --      55,705
                                                              ---------    --------
     Total redeemable preferred stock.......................         --      57,277
COMMON STOCKHOLDERS' DEFICIT:
  Common stock, $.01 par value, 100,000,000 and 30,000,000
     shares authorized at December 31, 1998 and 1997,
     respectively; 23,585,741 and 7,282,511 shares issued at
     December 31, 1998 and 1997, respectively...............        235          73
  Additional paid-in capital................................    260,227      74,642
  Treasury stock, 10,000 shares.............................         (1)         (1)
  Accumulated other comprehensive income....................         --       8,181
  Accumulated deficit.......................................   (445,668)   (169,895)
                                                              ---------    --------
     Total common stockholders' deficit.....................   (185,207)    (87,000)
                                                              ---------    --------
Total liabilities, redeemable preferred stock, and common
  stockholders' deficit.....................................  $  99,336    $171,200
                                                              =========    ========

See Notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            YEAR ENDED DECEMBER 31
                                                    --------------------------------------
                                                       1998          1997          1996
                                                    -----------    ---------    ----------
NET SERVICE REVENUE...............................  $   132,503    $  47,200    $    9,814
COST OF SERVICES..................................      117,957       41,272         9,256
                                                    -----------    ---------    ----------
  Gross profit....................................       14,546        5,928           558
EXPENSES:
  Sales and marketing.............................       82,134       62,375        12,612
  General and administrative......................      110,635       41,538        20,665
  Non-recurring charges...........................       28,987           --            --
                                                    -----------    ---------    ----------
OPERATING LOSS....................................     (207,210)     (97,985)      (32,719)
OTHER INCOME (EXPENSE):
  Interest income.................................        3,570        3,420         1,376
  Interest expense................................      (30,099)     (15,333)       (1,797)
  Realized gain on sale of marketable
     securities...................................       11,714           --         8,079
  Other income (expense)..........................         (311)           6            14
                                                    -----------    ---------    ----------
  Other income (expense) -- net...................      (15,126)     (11,907)        7,672
                                                    -----------    ---------    ----------
NET LOSS FROM CONTINUING OPERATIONS...............     (222,336)    (109,892)      (25,047)
DISCONTINUED OPERATIONS:
  Loss from operations of discontinued division...       (4,919)          --            --
  Provision for estimated loss on disposal of
     discontinued operations (including estimated
     operating loss of $6.2 million during phase
     out period)..................................      (47,939)          --            --
                                                    -----------    ---------    ----------
     Total loss from discontinued operations......      (52,858)          --            --
                                                    -----------    ---------    ----------
NET LOSS..........................................  $  (275,194)   $(109,892)   $  (25,047)
                                                    ===========    =========    ==========
PREFERRED DIVIDENDS...............................          579        2,211         3,691
                                                    ===========    =========    ==========
NET LOSS TO COMMON SHAREHOLDERS -- BASIC AND
  DILUTED.........................................  $  (275,773)   $(112,103)   $  (28,738)
                                                    ===========    =========    ==========
LOSS PER COMMON SHARE -- BASIC AND DILUTED
  Net loss from continuing operations.............  $    (10.51)   $  (15.55)   $    (5.65)
  Discontinued operations.........................        (2.49)          --            --
                                                    -----------    ---------    ----------
  Net loss........................................  $    (13.00)   $  (15.55)   $    (5.65)
                                                    ===========    =========    ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING --
  BASIC AND DILUTED...............................   21,203,771    7,206,886     5,082,028
                                                    ===========    =========    ==========

See Notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                SERIES A
                                     9 % PIK     9 % PIK    SERIES A-2   SERIES A    ACCUMULATED   ADDITIONAL
                                    PREFERRED   PREFERRED   PREFERRED    PREFERRED     UNPAID       PAID-IN
                                      STOCK       STOCK       STOCK        STOCK      DIVIDENDS     CAPITAL      TOTAL
                                    ---------   ---------   ----------   ---------   -----------   ----------   --------
BALANCE, JANUARY 1, 1996..........                              $ 26       $ 16        $ 3,810      $ 40,544    $ 44,396
Accumulated dividends on Series A
  and A-2 Preferred Stock.........                                                       3,466                     3,466
Conversion of Series A and A-2
  Preferred to Class A Common
  Stock...........................                              (26)        (16)        (7,276)      (40,544)    (47,862)
Issuance of 10,000 shares of 9%
  PIK Preferred Stock.............    $ 10                                                             9,990      10,000
Costs incurred related to issuance
  of 9% PIK Preferred Stock.......                                                                      (180)       (180)
Accumulated dividends on Series A
  9% PIK Preferred Stock..........                                                         225                       225
                                      ----        ----         ----        ----        -------      --------    --------
BALANCE, DECEMBER 31, 1996........      10          --           --          --            225         9,810      10,045
                                      ----        ----         ----        ----        -------      --------    --------
Issuance of 920 shares of 9% PIK
  Preferred Stock as payment of
  dividends.......................       1                                                (920)          919          --
Issuance of 45,209 shares of
  Series A 9% PIK Preferred
  Stock...........................                $ 45                                                45,164      45,209
Costs incurred related to issuance
  of Series A 9% PIK Preferred
  Stock...........................                                                                      (188)       (188)
Accumulated dividends on 9% PIK
  Preferred Stock.................                                                         941                       941
Accumulated dividends on Series A
  9% PIK Preferred Stock..........                                                       1,270                     1,270
                                      ----        ----         ----        ----        -------      --------    --------
BALANCE, DECEMBER 31, 1997........      11          45           --          --          1,516        55,705      57,277
                                      ----        ----         ----        ----        -------      --------    --------
Accumulated dividends on 9% PIK
  Preferred Stock.................                                                         114                       114
Accumulated dividends on Series A
  9% PIK Preferred Stock..........                                                         465                       465
Conversion of 9% PIK and Series A
  9% PIK Preferred Stock to Common
  Stock...........................     (11)        (45)                                 (2,095)      (55,705)    (57,856)
                                      ----        ----         ----        ----        -------      --------    --------
BALANCE, DECEMBER 31, 1998........    $ --        $ --         $ --        $ --        $    --      $     --    $     --
                                      ====        ====         ====        ====        =======      ========    ========

See Notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' DEFICIT
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                         ACCUMULATED
                                             ADDITIONAL     COMMON          OTHER        ACCUMU-
                                    COMMON    PAID-IN     STOCK HELD    COMPREHENSIVE     LATED
                                    STOCK     CAPITAL     IN TREASURY      INCOME        DEFICIT      TOTAL
                                    ------   ----------   -----------   -------------   ---------   ---------
BALANCE, JANUARY 1, 1996..........  $  31     $    255                                  $ (29,054)  $ (28,768)
Conversion of Series A and A-2
  Preferred Stock to Class A
  Common Stock....................     27       47,835                                                 47,862
Issuance of 50,000 shares of
  common stock....................      1            5                                                      6
Compensation grants of 220,000
  shares of common stock..........      2           31                                                     33
Repricing of common stock.........     11          (11)
Repurchase of 10,000 shares of
  common stock....................                            $(1)                                         (1)
Issuance of stock warrants........               6,000                                                  6,000
Accumulated unpaid preferred
  dividends.......................                                                         (3,691)     (3,691)
Net loss..........................                                                        (25,047)    (25,047)
                                    ------    --------        ---         --------      ---------   ---------
BALANCE, DECEMBER 31, 1996........     72       54,115         (1)              --        (57,791)     (3,606)
                                    ------    --------        ---         --------      ---------   ---------
Issuance of 97,251 shares of
  common stock....................      1          531                                                    532
Compensation expense on stock
  options.........................                 644                                                    644
Issuance of stock warrants........              19,352                                                 19,352
Accumulated dividends on 9% PIK
  Preferred Stock.................                                                           (941)       (941)
Accumulated dividends on Series A
  9% PIK Preferred Stock..........                                                         (1,271)     (1,271)
Comprehensive income (loss):
  Net loss........................                                                       (109,892)   (109,892)
  Unrealized gain of
     available-for-sale
     securities...................                                        $  8,181                      8,181
                                                                                                    ---------
  Comprehensive loss..............                                                                   (101,711)
                                    ------    --------        ---         --------      ---------   ---------
BALANCE, DECEMBER 31, 1997........     73       74,642         (1)           8,181       (169,895)    (87,000)
                                    ------    --------        ---         --------      ---------   ---------
Issuance of 8,628,861 shares of
  common stock....................     86      137,984                                                138,070

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' DEFICIT YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 -- (CONT.)
                             (DOLLARS IN THOUSANDS)

                                                                         ACCUMULATED
                                             ADDITIONAL     COMMON          OTHER        ACCUMU-
                                    COMMON    PAID-IN     STOCK HELD    COMPREHENSIVE     LATED
                                    STOCK     CAPITAL     IN TREASURY      INCOME        DEFICIT      TOTAL
                                    ------   ----------   -----------   -------------   ---------   ---------
Costs incurred related to issuance
  of stock........................             (10,764)                                               (10,764)
Accumulated dividends on 9% PIK
  Preferred Stock.................                                                           (114)       (114)
Accumulated dividends on Series A
  9% PIK Preferred Stock..........                                                           (465)       (465)
Conversion of 9% PIK and Series A
  9% PIK to 6,130,175 shares of
  common stock....................     61       57,795                                                 57,856
Issuance of 1,544,194 shares of
  common stock upon exercise of
  warrants and options............     15           16                                                     31
Compensation expense on stock
  options.........................                 554                                                    554
Comprehensive income (loss):
  Net loss........................                                                       (275,194)   (275,194)
  Unrealized gain on available --
     for -- sale securities.......                                           3,533                      3,533
  Realized gain on sale of
     marketable securities........                                         (11,714)                   (11,714)
                                                                                                    ---------
  Comprehensive loss..............                                                                   (283,375)
                                    ------    --------        ---         --------      ---------   ---------
BALANCE, DECEMBER 31, 1998........  $ 235     $260,227        $(1)        $     --      $(445,668)  $(185,207)
                                    ======    ========        ===         ========      =========   =========

See Notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                             YEAR ENDED DECEMBER 31
                                                       ----------------------------------
                                                         1998         1997         1996
                                                       ---------    ---------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss.............................................  $(275,194)   $(109,892)   $(25,047)
Adjustments to reconcile net loss to net cash flows
  from operating activities:
  Depreciation.......................................      9,317        2,834         558
  Amortization.......................................        252          738       1,771
  Non-cash interest on debt obligations..............     29,726       15,179       1,654
  Provision for losses on accounts receivable........     33,964        4,314          30
  Stock compensation award expense...................        554          645          33
  Gain on sale of marketable securities..............    (11,714)          --          --
  (Gain)loss on disposal of property and equipment...        298           --      (8,079)
  Non-recurring charges..............................     25,980           --          --
  Loss on discontinued operations....................     52,858           --          --
  Changes in:
     Accounts receivable.............................    (34,949)     (25,227)     (1,850)
     Other assets....................................       (492)      (1,179)       (226)
     Accounts payable................................     32,597       12,577       4,820
     Accrued expenses................................      2,643        4,002       2,425
                                                       ---------    ---------    --------
       Net cash flows from operating activities......   (134,160)     (96,009)    (23,911)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment...................    (29,910)     (15,200)     (2,259)
Proceeds from sale of marketable securities..........     11,714           --          --
Purchase of subsidiary, net of cash acquired.........    (72,108)          --          --
Deposits.............................................     (6,280)        (959)       (495)
Proceeds from sale of property and equipment.........        441           --          --
Proceeds from the sale of assets.....................         --           --       9,533
Purchase of licensing agreement......................         --         (900)         --
                                                       ---------    ---------    --------
       Net cash flows from investing activities......    (96,143)     (17,059)      6,779
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock.............................    138,101          532           6
Issuance of preferred stock..........................         --       45,209      10,000
Costs incurred related to issuance of stock..........    (10,764)        (485)       (180)
Repurchase of common stock...........................         --           --          (1)
Proceeds from Consent Convertible Notes..............     10,000           --      27,644
Proceeds from Senior Notes...........................     10,000      100,002      30,203

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

                                                             YEAR ENDED DECEMBER 31
                                                       ----------------------------------
                                                         1998         1997         1996
                                                       ---------    ---------    --------
Debt acquisition costs...............................         --       (4,715)     (2,920)
Repayment of capital lease obligations and notes
  payable............................................       (721)        (839)       (568)
                                                       ---------    ---------    --------
       Net cash flows from financing activities......    146,616      139,704      64,184
                                                       ---------    ---------    --------
NET (DECREASE) INCREASE IN CASH......................    (83,687)      26,636      47,052
CASH AND CASH EQUIVALENTS -- Beginning of period.....     87,454       60,818      13,766
                                                       ---------    ---------    --------
CASH AND CASH EQUIVALENTS -- End of period...........  $   3,767    $  87,454    $ 60,818
                                                       =========    =========    ========
SUPPLEMENTAL CASH FLOW INFORMATION:
Conversion of preferred stock to common stock........  $  57,856           --          --
                                                       =========    =========    ========
Declared dividends...................................  $     579           --          --
                                                       =========    =========    ========
Capital lease obligations incurred...................  $     841    $     928    $    592
                                                       =========    =========    ========
Issuance of stock warrants...........................         --    $  19,352    $  6,000
                                                       =========    =========    ========
Dividends paid in kind...............................         --    $     920          --
                                                       =========    =========    ========
Cash paid for interest...............................  $     173    $     138    $     32
                                                       =========    =========    ========

See Notes to Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUBSEQUENT EVENT

     On February 18, 1999, (the "Petition Date") USN Communications, Inc. (the "Company") and certain of its subsidiaries filed voluntary petitions for reorganization (the "Filing") under Chapter 11 ("Chapter 11") of Title 11 of the United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). In Chapter 11, the Company will continue to manage its affairs and operate its business as a debtor in possession while it develops a plan of reorganization. As a debtor in possession in Chapter 11, the Company may not engage in transactions outside of the ordinary course of business without approval, after notice and hearing, of the Bankruptcy Court.

     As a result of the Filing, the Company is currently in default under all of its debt agreements in effect prior to the Petition Date. As a result, all unpaid principal of, and accrued prepetition interest on, such debt became immediately due and payable. The payment of such debt and accrued but unpaid prepetition interest is prohibited during the pendency of the Company's Chapter 11 case without the approval of the Bankruptcy Court. The Bankruptcy Court has authorized the payment, by the Company, of the Company's $15 million aggregate principal amount of prepetition senior secured notes with a $20 million debtor-in-possession financing facility.

     In accordance with the Bankruptcy Code, the Company can seek court approval for the rejection of executory contracts, including real property leases. Any such rejection may give rise to a prepetition unsecured claim for breach of contract. In connection with the Company's Chapter 11 case, a review is being undertaken of all the Company's obligations under its executory contracts, including real property leases.

     On April 2, 1999, the Bankruptcy Court authorized the Company to (1) sell substantially all of the Company's assets, excluding USN Wireless, Inc., to CoreComm Limited ("CoreComm") for approximately $27 million in cash, warrants to purchase 350,000 shares of CoreComm common stock and a contingent payment based on future operating results that caps the total consideration at $85 million, and (2) sell the capital stock of USN Wireless, Inc. to Unified Signal Corporation.

     The accompanying consolidated financial statements have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result should the Company be unable to continue as a going concern. The Company's recurring losses from operations and the related Chapter 11 filing raise substantial doubt about its ability to continue as a going concern.

     Because the Company has agreed to sell assets and as a result of the Chapter 11 case, the Company may liquidate or settle liabilities for amounts other than those reflected in the financial statements. Further, a plan of reorganization could materially change the amounts currently recorded in the financial statements. The financial statements do not give effect to any adjustments to the carrying value of assets, or amounts and classification of liabilities that might be necessary as a consequence of these matters.

2.  ORGANIZATION

     USN Communications, Inc. ("USN"), was incorporated under the laws of the State of Delaware on April 20, 1994 and completed an initial public offering in February 1998. USN holds controlling investments in several other companies, of which the active companies include: US Network Corporation, USN Communications Northeast, Inc. ("USNCN"), USN Communications Midwest, Inc and USN Solutions, Inc. Its continuing subsidiaries operate in a single business segment, primarily as a reseller of a broad range of telecommunication services in various cities in the Midwest and the Northeast regions of the United States.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

3.  SUMMARY OF ACCOUNTING POLICIES

     A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of Consolidation -- The accompanying consolidated financial statements include the accounts of USN Communications, Inc. and its subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

     Revenue Recognition -- The Company recognizes revenues in the period in which telephone services are provided. For the services provided in which the Company has operated as a commission agent only, commission revenues are recorded at the net commissions earned.

     Cash and Cash Equivalents -- Cash and cash equivalents are defined as cash in banks, time deposits and highly liquid short-term investments with initial maturities from dates of acquisition of three months or less.

     Fair Value of Financial Instruments -- The carrying values of financial instruments included in current assets and liabilities approximate fair values due to the short-term maturities of these instruments. At December 31, 1998 and 1997, the fair value of long-term liabilities was approximately $77.5 and $186.3 million, respectively.

     Marketable Equity Securities -- All marketable securities are classified as available-for-sale and are available to support current operations or to take advantage of other investment opportunities. These securities are stated at estimated fair value based upon market quotes. Unrealized gains and losses are computed on the basis of specific identification and are included in Common Stockholders' Deficit as a component of Comprehensive Income.

     Concentration of Credit Risk -- Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables. The Company's customers are concentrated in two specific geographic regions, the Midwest and the Northeast. No single customer accounted for a significant amount of the Company's sales in 1998, 1997, or 1996 and there were no significant accounts receivable from a single customer at December 31, 1998 or 1997. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

     Property and Equipment -- Purchases of property and equipment are carried at cost. Depreciation is provided on the straight-line basis. Furniture and equipment are depreciated over five to ten years. Computer hardware and software are depreciated over three to five years. Leasehold improvements and assets leased under capital leases are amortized over the shorter of the related lease term or the estimated useful life of the asset.

     Intangible Assets and Deferred Charges -- Debt acquisition costs are amortized over the life of the related debt. The value of the warrants issued with the Senior Notes is amortized over the life of those notes. The cost of a licensing agreement for billing services is being amortized over three years.

     Impairment of Long-Lived Assets -- Management reviews long-lived assets and the related intangible assets for impairment of value whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. If the Company determines it is unable to recover the carrying value of

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

the assets, the assets will be written down using an appropriate method. During 1998, management determined that its property and equipment was impaired based on undiscounted future cash flows. Accordingly, the Company adjusted property and equipment to fair value resulting in an impairment loss of approximately $9.2 million, which has been included in Non-recurring Charges.

     Stock-Based Compensation -- During 1996, the Company implemented Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). In accordance with the provisions of SFAS No. 123, the Company has elected to recognize compensation under the "intrinsic value" method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," which requires the proforma disclosure of net income and earnings per share as if the fair value method had been applied.

     Earnings per Share Calculations -- On December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share", which requires the disclosure of two earnings per common share computations; basic and diluted. Earnings per common share ("EPS") is computed by dividing net income or loss by the weighted average number of shares of common stock (basic) plus common stock equivalents (diluted) outstanding during the year. As all of the Company's warrants and options are antidilutive, they have been excluded from the calculation of diluted EPS. Accordingly, basic EPS is equal to diluted EPS.

     Comprehensive Income -- On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components. Other comprehensive income consists solely of unrealized gains on available-for-sale securities. The Company has chosen to disclose comprehensive income in the Statements of Stockholders' Equity for all periods presented.

     Business Segments -- On January 1, 1998, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which requires reporting segment information consistent with the way management internally utilizes information to assess performance and allocate resources. The Company's continuing operations consist of one business segment: competitive local exchange telecommunication services.

     Reclassifications -- Certain prior year amounts have been reclassified to conform to the current year presentation.

4.  ACQUISITION AND DISCONTINUED OPERATIONS

     On February 20, 1998, the Company used a portion of the net proceeds from its initial public offering to acquire all of the outstanding capital stock of Hatten Communications Holding Company, Inc., a Connecticut corporation ("Hatten Communications" now known as USN Wireless, Inc.), pursuant to a Stock Purchase Agreement dated January 7, 1998, for approximately $69.1 million, net of cash acquired, including the repayment of approximately $14.0 million of existing indebtedness and the payment of certain fees and expenses. The Company made additional investments of $3 million in Hatten Communications during 1998.

     In November 1998, the Company's Board of Directors approved the hiring of an investment banking firm to solicit bids for the sale of USN Wireless, Inc. The USN Wireless, Inc. business has been classified as discontinued operations in the accompanying financial statements. On April 2, 1999, the Bankruptcy Court approved the asset sale of USN Wireless, Inc. for approximately $19.25 million, net of expected disposition costs.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

     The net assets and estimated loss on disposal of discontinued operations at December 31, 1998 are summarized as follows (in thousands):

Current assets..............................................  $  9,558
Fixed assets................................................     1,634
Goodwill and other intangibles, net of amortization.........    61,484
Current liabilities.........................................   (11,682)
Provision for estimated loss on sale of discontinued
  operations................................................   (41,744)
                                                              --------
Net assets of discontinued operations.......................  $ 19,250
                                                              ========
Estimated loss on sale of discontinued operations...........  $ 41,744
Operating losses from measurement date to December 31,
  1998......................................................     2,195
Estimated operating losses from January 1, 1999 to
  anticipated disposal date.................................     4,000
                                                              --------
Estimated loss on disposal of discontinued operations.......  $ 47,939
                                                              ========

     The loss from discontinued operations through the measurement date is summarized as follows (in thousands):

Revenues....................................................  $33,054
Cost of service.............................................   21,880
Selling, general and administrative.........................   16,077
                                                              -------
Operating loss..............................................   (4,903)
Other.......................................................      (16)
                                                              -------
Net loss....................................................  $(4,919)
                                                              =======

5.  RESTRUCTURING

     During 1998, the Company completed its restructuring plan to reduce its headcount by 910 employees. The headcount reduction represented approximately 56% of its workforce. As a result, the Company eliminated its customer acquisition sales force and consolidated its operations into 11 main facilities located in cities serving over 80% of the Company's current customers. In addition, the Company discontinued its telemarketing efforts. In connection with these headcount reduction programs, a charge of approximately $19.8 million has been recorded in Non-recurring Charges, comprised of $2.8 million for severance and $17.0 million for facility closing costs and related fixed asset disposals and reserves. A restructuring reserve of approximately $3.2 million remains at December 31, 1998 for costs primarily associated with lease termination.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

6.  ACCOUNTS RECEIVABLE

     Accounts receivable at December 31 consists of the following (in thousands):

                                                               1998       1997
                                                             --------    -------
Billed.....................................................  $ 29,369    $10,790
Unbilled...................................................    13,735     17,664
                                                             --------    -------
Gross accounts receivable..................................    43,104     28,454
Allowance for doubtful accounts............................   (18,202)    (4,537)
                                                             --------    -------
Net accounts receivable....................................  $ 24,902    $23,917
                                                             ========    =======

     Unbilled accounts receivable comprises access charges, features and usage for revenue earned but not yet billed to customers. A majority of the unbilled accounts receivable at December 31, 1998 and 1997 were billed within 30 and 90 days after year end, respectively.

7.  PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consist of the following (in thousands):

                                                               1998       1997
                                                             --------    -------
Furniture and equipment....................................  $  9,365    $ 5,343
Computer hardware..........................................    13,172      6,710
Computer software..........................................     8,848      6,311
Leasehold improvements.....................................     5,378      2,098
                                                             --------    -------
                                                               36,763     20,462
Less accumulated depreciation..............................   (12,587)    (3,660)
Less impairment reserve....................................    (9,191)        --
                                                             --------    -------
     Total.................................................  $ 14,985    $16,802
                                                             ========    =======

8.  OTHER ASSETS

     Other assets at December 31 consist of the following (in thousands):

                                                               1998       1997
                                                              -------    -------
Debt acquisition costs (net of accumulated amortization:
  1998 -- $7,539; 1997 -- $2,851)...........................  $25,448    $30,136
Deposits....................................................    8,283      2,003
Licensing agreement (net of accumulated amortization:
  $1998 -- $178; 1997 -- $104)..............................      222        796
Other.......................................................      209        467
                                                              -------    -------
  Total.....................................................  $34,162    $33,402
                                                              =======    =======

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

9.  ACCRUED EXPENSES

     Accrued expenses at December 31 consist of the following (in thousands):

                                                               1998       1997
                                                              -------    ------
Excise taxes................................................  $ 3,340    $  111
Restructuring reserves......................................    3,159        --
Payroll and benefits........................................    3,151     5,534
Professional services.......................................    1,524       946
Other.......................................................    1,807       588
                                                              -------    ------
  Total.....................................................  $12,981    $7,179
                                                              =======    ======

10.  OPERATING LEASES

     The Company leases certain office space and equipment under operating leases. Future minimum lease commitments under noncancelable operating leases as of December 31, 1998 are approximately as follows (amounts in thousands):


1999........................................................    $ 9,106
2000........................................................      8,645
2001........................................................      7,622
2002........................................................      6,140
2003........................................................      5,282
Thereafter..................................................      6,240
                                                                -------
  Total.....................................................    $43,035
                                                                =======

     Rent expense for the years ended December 31, 1998, 1997 and 1996 was approximately $9.5 million, $3.9 million and $1.0 million, respectively.

11.  PRIVATE PLACEMENT OFFERINGS

     14% Senior Notes and 9% Convertible Notes -- In September 1996, the Company received approximately $55 million in cash, net of commissions paid, in exchange for 48,500 units consisting of $48.5 million aggregate principal amount at maturity of 14% Senior Discount Notes ("14% Senior Notes") due 2003 and warrants to purchase 790,780 shares of Common Stock, and 36,000 units consisting of $36 million aggregate principal amount at maturity of 9% Convertible Subordinated Notes ("Convertible Notes") due 2004.

     The 14% Senior Notes were sold at a unit price, before commissions, of $622.75 per $1,000 face amount. These notes accrete interest at an annual rate of 14% from September 30, 1996 to March 31, 2000. Thereafter, the notes bear interest at an annual rate of 14%, semiannually in arrears in cash.

     The Convertible Notes were sold at a unit price, before commissions, of $767.90 per $1,000 face amount and are convertible into Common Stock at a conversion price of $10.436 per share. These notes will accrete interest at an annual rate of 9% from September 30, 1996 to September 30, 1999. Thereafter, the notes will bear interest at an annual rate of 9%, and will be paid semiannually in arrears in cash.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

     14 5/8% Senior Notes -- In August 1997, the Company received approximately $96.5 million in cash, net of commissions paid, in exchange for 152,725 units consisting of $152.7 million aggregate principal amount at maturity of 14 5/8% Senior Discount Notes due 2004 ("14 5/8% Senior Notes") and warrants to purchase 2,053,900 shares of Common Stock. In connection with this offering, the Company paid a consent fee to the holders of the outstanding 14% Senior Notes and Convertible Notes consisting of warrants to purchase 145,160 shares of Common Stock at an exercise price of $.01 per share. The Company also granted those holders an option, which was exercised in October 1997, to purchase up to $10.0 million in aggregate proceeds to the Company of convertible notes of the Company ("Consent Convertible Notes") on terms substantially similar to the existing Convertible Notes. Additionally, the Company granted to holders of the 14% Senior Notes an option, for a specified period of time, to exchange all of the 14% Senior Notes for 14 5/8% Senior Notes having an accreted value equal to the accreted value of such 14% Senior Notes at the time of such exchange. A portion of this option was exercised in March 1998.

     The 14 5/8% Senior Notes were sold at a unit price, before commissions, of $654.78 per $1,000 face amount. These notes accrete interest at an annual rate of 14 5/8% from August 18, 1997 to August 15, 2000. Thereafter, the notes bear interest at an annual rate of 14 5/8% payable semiannually in arrears in cash.

     In March 1998, the holders of the 14% Senior Notes exchanged $31.5 million aggregate principal amount at maturity of the Company's 14% Senior Notes for $33.6 million aggregate principal amount at maturity of the Company's 14 5/8% Senior Discount Notes due 2004 (the "14 5/8% Senior Notes").

     9% Consent Convertible Notes -- In August 1997, in connection with the 1997 private placement offering, the Company issued an option to the holders of the 14% Senior Notes to purchase $13.0 million aggregate principal amount at maturity of the Company's 9% Consent Convertible Subordinated Discount Notes due 2006 ("Consent Notes") for an aggregate purchase price of $10 million and convertible into common stock at a conversion price of $10.121 per share based on accreted value at the time of conversion. Pursuant to the option, which was exercised by the holders in October 1997, the Consent Notes were sold in January 1998 at a price of $767.90 per $1,000 face amount. These notes accrete interest at an annual rate of 9%, compounded semiannually, until January 13, 2001. Thereafter interest will bear interest at an annual rate of 9% payable semiannually in arrears in cash.

     17% Senior Secured Note -- In November 18, 1998, the Company received approximately $10 million in cash in exchange for the issuance and sale of a $10 million 17% Senior Secured Note ("17% Note") due January 15, 1999. Interest is payable upon the maturity of the 17% Note. The 17% Note is secured by a first priority lien on substantially all assets of the Company, including the Company's accounts receivable and the stock of the Company's directly owned subsidiaries.

     On January 20, 1999, the 17% Note was cancelled in exchange for a replacement $10.0 million 17% Senior Secured Note due February 15, 1999, and the Company received an additional $2.5 million in cash in exchange for a new $2.5 million 17% Senior Secured Note due February 15, 1999 (collectively the "New 17% Notes"). Interest on the New 17% Notes is payable in cash upon maturity. As was the case with the 17% Note, the New 17% Notes are secured by a first priority lien on substantially all assets of the Company, including the Company's accounts receivable and the stock of the Company's directly owned subsidiaries.

     On February 8, 1999, the Company received an additional $2.5 million in cash under the provisions of the New 17% Notes, bringing the total amount due under the New 17% Notes to $15 million. Also on February 8, 1999, the maturity date for the New 17% Notes was changed from February 15, 1999 to February 16, 1999.

     On February 23, 1999, the New 17% Notes, including accrued interest, were exchanged for a replacement $16.3 million 14% Class B Senior Secured Note due June 30, 1999 (the "Class B Notes"). On February 25, 1999, the Company received $2.0 million in cash in exchange for the issuance and sale of a $2 million 14% Class A Senior Secured Notes due June 30, 1999 (the "Class A Notes"). Interest on the Class A Notes and

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

Class B Notes is payable upon maturity. The Class A Notes and Class B Notes are secured by a first priority lien on substantially all assets of the Company, including the Company's accounts receivable and the stock of the Company's directly owned subsidiaries.

12.  REDEEMABLE PREFERRED STOCK

     In August 1997, the Board of Directors authorized the issuance of up to 150,000 shares of $1 par value preferred stock designated as 9% Cumulative Convertible Pay-In-Kind Preferred Stock, Series A ("Series A 9% Preferred Stock"). In connection with the private placement offering in August 1997, described in Note 11, the Company issued 30,209 shares of its Series A 9% Preferred Stock to certain of its existing stockholders and their affiliates for an aggregate purchase price of $30.2 million.

     In October 1997, the Company issued an additional 15,000 shares of its Series A 9% Preferred Stock for an aggregate purchase price of $15.0 million.

     In February 1998, in conjunction with the initial public offering, all of the Company's outstanding 9% Preferred Stock and Series A Preferred Stock, including dividends accrued through the conversion date, were converted to 6,130,175 shares of Common Stock.

13.  COMMON STOCK

     In February 1998, the Company issued and sold 8,600,000 shares of Common Stock (of which 600,000 shares were sold pursuant to the exercise of the underwriters' over-allotment option) in its initial public offering for net proceeds of approximately $127.0 million. In March 1998, the Company issued and sold 28,861 additional shares pursuant to the exercise of the underwriters' over-allotment option for net proceeds of $0.4 million.

     In August 1998, the Company adopted a Stockholder Rights Plan pursuant to which rights were distributed as a dividend at a rate of one Right for each share of Common Stock held by stockholders of record on August 24, 1998. The Rights are exercisable 10 days after certain events involving the acquisition of 15% or more of the Company's outstanding common stock or the commencement of a tender or exchange offer for at least 15% of the common stock, subject to certain exceptions. Upon the occurrence of such an event, each Right, unless redeemed by the Company, entitles the holder to receive, upon exercise and payment of the exercise price, common stock equal to twice the exercise price of the Right. The initial exercise price of a Right is $50, subject to adjustment. There are 1,000,000 shares of preferred stock reserved for issuance upon exercise of the Rights.

14.  STOCK WARRANTS

     Pursuant to the 14% Senior Notes discussed in Note 11, the Company has 48,450 warrants outstanding at December 31, 1998. Each warrant can be exercised for 12.69 shares of the Company's Common Stock at an exercise price of $0.01 per share, expiring September 30, 2003. An additional 14,516 warrants outstanding at December 31, 1998 can be exercised for 10 shares of the Company's Common Stock at an exercise price of $0.01 per share, expiring August 15, 2004.

     Pursuant to the 14 5/8% Senior Notes discussed in Note 11, the Company has 472,440 warrants outstanding at December 31, 1998. Each warrant can be exercised for 1.34 shares of the Company's Common Stock at an exercise price of $0.01 per share. The warrants expire August 15, 2004.

15.  STOCK OPTION PLAN

     The Company has granted options to acquire shares of Common Stock to certain officers and other employees under the 1994 Stock Option Plan. These options generally become exercisable at a rate of 25%

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

every six months over a period of two years after the date of grant, although with respect to certain grants no vesting occurs until twelve months after the grant date.

     In connection with the financing described in Note 11 and the issuance of the 9% Preferred Stock described in Note 12, the Company granted options to purchase 319,610 shares of Common Stock at an exercise price of $0.15 per share. These options were not issued under the 1994 Stock Option Plan, but rather, were issued pursuant to separate stock option agreements between the Company and the holders. Upon the conversion of the 9% Preferred Stock to Common Stock in 1998, 253,240 options became exercisable.

     In 1998 and 1997, the Board of Directors authorized the grant of options to purchase 1,248,900 and 993,400 shares, respectively, of Common Stock to substantially all non-executive officer employees of the Company and 807,500 and 1,137,000 shares, respectively, of Common Stock to the Company's executive officers and directors. These options have an exercise price ranging from $3.56 to $11.56. Options granted to directors vested 100% on the grant date. One third of all other options vested on February 9, 1998 or a year after the employee's hire date, whichever is later, with an additional one-third of the options vesting on each of the two anniversaries following the initial vesting date.

     Stock option transactions are summarized as follows:

                                                       PRICE                    PRICE                     PRICE
                                                        PER                      PER                       PER
                                          1998         SHARE        1997        SHARE        1996         SHARE
                                       ----------   -----------   ---------   ----------   ---------   -----------
Outstanding at January 1.............   3,245,540   $0.11- 8.80   1,108,990   $0.11-8.80     190,500   $      0.11
Granted..............................   1,056,400    3.56-11.56   2,355,400    0.15-8.80   1,033,240     0.11-8.80
Exercised............................    (115,970)         0.15     (37,250)        0.11     (50,000)         0.11
Canceled.............................  (1,753,650)   0.15- 8.80    (181,600)        8.80     (64,750)         0.11
                                       ----------                 ---------                ---------
Outstanding at
  December 31........................   2,432,320    0.11-11.56   3,245,540    0.11-8.80   1,108,990     0.11-8.80
                                       ----------                 ---------                ---------
Options exercisable at December
  31.................................   1,452,288    0.11-11.56     557,190    0.11-8.80     106,620     0.11-8.80
                                       ==========                 =========                =========

     The following table summarizes information about options outstanding at December 31, 1998:

                                               WTD. AVG.                                  WTD.
                                               REMAINING    WTD. AVG.                     AVG.
           RANGE OF               NUMBER        LIFE OF     EXERCISE       NUMBER       EXERCISE
        EXERCISE PRICE          OUTSTANDING    CONTRACT       PRICE      EXERCISABLE      PRICE
        --------------          -----------    ---------    ---------    -----------    ---------
$0.11 to $4.80                     819,520     7.64 yrs      $ 0.15         809,520      $ 0.15
$4.81 to $8.80                   1,575,300     5.96 yrs        8.78         605,268        8.80
$8.80 to $11.56                     37,500     6.41 yrs       11.56          37,500       11.56
                                 ---------                                ---------
                                 2,432,320                                1,452,288
                                 =========                                =========

     For proforma information regarding net loss and loss per share, the fair value for the options awarded in 1998 and 1997 was estimated as of the date of the grant using the minimum value valuation model with the following weighted average assumptions for 1998 and 1997, respectively: risk-free interest rates of 5.34% and 6.15%; dividend yields of 0%; and an expected life of the option of ten years. The weighted average fair value per share of options granted in 1998 and 1997 was $2.12 and $3.64, respectively.

     For purposes of proforma disclosures, the estimated fair value of the options is amortized over the options' vesting period. Therefore, in the year of adoption and subsequently affected years, the effect of

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

applying SFAS No. 123 for providing proforma loss and loss per share are not likely to be representative of the effects on reported income or loss in future years.

     Had compensation cost for these plans been determined based on the fair value at the grant dates for awards as prescribed by SFAS No. 123, proforma net loss to common shareholders (in thousands) and loss per common share for the years ended December 31, 1998 and 1997 would have been:

                                                                1998         1997
                                                              ---------    ---------
Proforma net loss to common stockholders....................  $(278,572)   $(114,609)
Proforma net loss per common share -- basic and diluted.....  $  (13.14)   $  (15.90)

     The effect on the Company's reported net loss, on a proforma basis, was not material for 1996.

16.  EMPLOYEE BENEFIT PLAN

     On January 1, 1995, the Company adopted a qualified 401(k) plan covering all eligible employees in which the Company contributions are discretionary. Employees are permitted to make annual contributions through salary deductions up to 15% of their annual salary. The plan can be amended or terminated at any time by the Board of Directors. The Company made contributions to the plan of approximately $414,000 in 1998 and made no contributions to the plan in 1997 or 1996.

17.  INCOME TAXES

     The Company incurred net losses of $275.2 million, $109.9 million and $25.0 in 1998, 1997 and 1996, respectively. Accordingly, no provision for current federal or state income taxes has been made to the financial statements.

     The Company's deferred tax asset components at December 31 comprise (in thousands):

                                                                1998         1997
                                                              ---------    --------
Net operating loss carry-forwards...........................  $ 129,947    $ 57,977
Accrued liabilities and asset valuation reserves............     15,349       1,715
Amortization of intangibles.................................         74         146
Subtotal....................................................    145,370      59,838
Valuation allowance.........................................   (145,370)    (59,838)
                                                              ---------    --------
  Total.....................................................  $      --    $     --
                                                              =========    ========

     As of December 31, 1998 and 1997, the Company had not recognized deferred income tax assets related to deductible temporary differences and cumulative net operating losses. The ability of the Company to fully realize deferred tax assets in future years is contingent upon its success in generating sufficient levels of taxable income before the statutory expiration periods for utilizing such net operating losses lapse. After an assessment of all available evidence, including historical and projected operating trends, the Company was unable to conclude that realization of such deferred tax assets in the near future was more likely than not. Accordingly, a valuation allowance was recorded to offset the full amount of such assets.

     At December 31, 1998, the Company had net operating loss carry-forwards for income tax purposes of approximately $351.2 million. The ability of the Company or the Company's subsidiaries, as the case may be, to utilize their net operating loss carry-forwards to offset future taxable income may be subject to certain limitations contained in the Internal Revenue Code of 1986, as amended (the "Code"). These operating

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONT.)

losses begin to expire in 2009 for Federal income tax purposes. Of the net operating loss carry-forwards remaining at December 31, 1998, $26.3 million can be applied only against future taxable income of the Company's subsidiary, USNCN.

18.  COMMITMENTS

     In 1995 and 1996, the Company entered into agreements with two non-affiliated telecommunications companies ("TelCos") to allow the Company to resell the TelCos' local telephone service in various regional markets. The agreements have terms of up to ten years and contain minimum purchase commitments of local access lines, ranging from zero to 150,000 lines. These commitments are measured by the number of lines in place on the last day of each 12-month period. The agreements allow for ramp-up periods and carryover pools for shortfalls or excesses before any commitment levels are required to be met. So long as the Company maintains cumulative net shortfalls lower than established caps, no payments will be due to the TelCos other than for normal usage, access and related charges. Even if no lines were sold by the Company, the earliest required payment for any shortfall amount is in 2000.

     In July 1996, the Company entered into an agreement with a third telecommunications company to allow the Company to resell long-distance telephone service. The agreement is for a term of 33 months and contains an annual purchase commitment of $12 million, with a minimum monthly commitment of $600,000 to qualify for the contract rates. This agreement was amended in 1998 to extend the term to 35 months, increase the revenue commitment for the last 12 months to $24 million and increase the minimum monthly commitment to $1.2 million to qualify for the contract rates. The agreement allows for a ramp-up period before commitment levels are required to be met.

     In 1994, USNCN executed an exclusive agreement with a non-affiliated telecommunications company ("TelCo One"), whereby TelCo One allows USNCN to establish a local private network on its infrastructure in which to provide service to customers. Under this agreement, TelCo One provides network maintenance and access to telephone switches. The initial term of the agreement expires in 2004.

     Although no measurement date for the purchase commitments has been reached, the Company would not have met the minimum purchase levels at December 31, 1998. No provisions have been made for potential losses which may be incurred due to the Company's inability to fulfill any purchase commitments.

19.  LEGAL MATTERS

     The Company is defendant in a class action lawsuit alleging the violation of state and federal securities laws in connection with the Company's initial public offering and subsequent events. In addition, the Company is a defendant in various lawsuits arising out of the ordinary course of business, as well as various collection lawsuits in the period preceding the Filing. All of these lawsuits have been stayed as a result of applicable provisions of the Bankruptcy Code by virtue of the Filing.

20.  YEAR 2000 (UNAUDITED)

     Although the Company is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, there can be no assurance that the Company will not experience serious unanticipated negative consequences and/or material costs caused by undetected errors or defects in the technology used in its internal systems, which include third party software and hardware technology.

                    USN COMMUNICATIONS, INC. AND SUBSIDIARIES
                              DEBTOR-IN-POSSESSION
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                MARCH 31,
                                                                                  1999
                                                                                  ----
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents .........................................          $   6,887
  Accounts receivable, net ..........................................             15,905
  Net assets of discontinued operations held for sale ...............             19,259
  Other current assets ..............................................              2,163
                                                                               ---------
     Total current assets ...........................................             44,214

Property and equipment, net .........................................             10,640
Other assets ........................................................              8,606
                                                                               ---------
     Total assets ...................................................          $  63,460
                                                                               =========

                  LIABILITIES AND COMMON STOCKHOLDERS' DEFICIT

LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES:
  Accounts payable ..................................................          $   4,261
  Accrued expenses and other current liabilities ....................              1,257
  17% Senior Secured Note ...........................................             18,330
                                                                               ---------
     Total current liabilities ......................................             23,848

LIABILITIES SUBJECT TO COMPROMISE
  Accounts payable and accrued expenses .............................             62,275
  Capital lease obligations and notes payable .......................            211,857
                                                                               ---------
     Total liabilities subject to compromise.........................            274,132

COMMON STOCKHOLDERS' DEFICIT:
  Common stock, $.01 par value, 100,000,000 shares authorized,
   23,585,741 shares issued .........................................                235
  Additional paid-in capital ........................................            260,253
  Treasury stock, 10,000 shares .....................................                 (1)
  Accumulated deficit ...............................................           (495,007)
                                                                               ---------
     Total common stockholders' deficit .............................           (234,520)
                                                                               ---------
Total liabilities and common stockholders' deficit ..................          $  63,460
                                                                               =========

See Notes to Condensed Consolidated Financial Statements.

                   USN COMMUNICATIONS, INC. AND SUBSIDIARIES
                              DEBTOR-IN-POSSESSION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
             (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                    THREE MONTHS ENDED MARCH 31,
                                                    1999                   1998
                                                    ----                   ----
NET SERVICE REVENUE ..................          $     24,496           $     32,421

COST OF SERVICES .....................                22,458                 26,637
                                                ------------           ------------
  Gross profit .......................                 2,038                  5,784
EXPENSES:
  Sales and marketing ................                 3,347                 24,425
  General and administrative .........                15,822                 20,088
                                                ------------           ------------
OPERATING LOSS .......................               (17,131)               (38,729)
OTHER INCOME (EXPENSE):
  Interest income ....................                    --                  1,568
  Interest expense ...................                (5,389)                (7,062)
  Other income (expense) .............                  (547)                     3
                                                ------------           ------------

  Other income (expense)-- net .......                (5,936)                (5,491)
                                                ------------           ------------
NET LOSS BEFORE REORGANIZATION
  ITEMS ..............................          $    (23,067)          $    (44,220)
                                                ============           ============
REORGANIZATION ITEMS:
  Interest income ....................          $        141                     --
  Professional fees ..................                (1,607)                    --
  Write-off of debt acquisition
    costs ............................               (24,806)                    --
                                                ------------           ------------
  Total reorganization expense .......               (26,272)                    --
                                                ------------           ------------
NET LOSS .............................          $    (49,339)          $    (44,220)
                                                ============           ============
PREFERRED DIVIDENDS ..................                  --             $        579
                                                ============           ============
NET LOSS TO COMMON SHAREHOLDERS--BASIC
  AND DILUTED ........................          $    (49,339)          $    (44,799)
                                                ============           ============
NET LOSS PER COMMON SHARE-- BASIC AND
  DILUTED ............................          $      (2.09)          $      (3.12)
                                                ============           ============
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING--BASIC AND DILUTED .....            23,585,741             14,366,749
                                                ============           ============

See Notes to Condensed Consolidated Financial Statements.

                    USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                              DEBTOR-IN-POSSESSION
  CONDENSED CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' DEFICIT (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                     ADDITIONAL       COMMON            ACCUMU-
                                      COMMON         PAID-IN        STOCK HELD          LATED
                                       STOCK          CAPITAL       IN TREASURY         DEFICIT           TOTAL
                                   -----------       ---------      -----------        ----------       ----------
BALANCE, DECEMBER 31, 1998 ..              235         260,227               (1)        (445,668)        (185,207)

Compensation expense on stock
  options ...................                               26                                                 26
Net loss ....................                                                            (49,339)         (49,339)
                                    ----------       ---------       ----------        ---------        ---------

BALANCE, MARCH 31, 1999 .....       $      235       $ 260,253       $       (1)       $(495,007)       $(234,520)
                                    ==========       =========       ==========        =========        =========


See Notes to Condensed Consolidated Financial Statements.

                    USN COMMUNICATIONS, INC. AND SUBSIDIARIES

                              DEBTOR-IN-POSSESSION
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                              THREE MONTHS ENDED MARCH 31,
                                                                 1999              1998
                                                              -----------       ----------
          CASH FLOWS FROM OPERATING ACTIVITIES:
          Net loss .....................................       $ (49,339)       $ (44,220)
          Adjustments to reconcile net loss to net
            cash flows from operating activities:
            Depreciation ...............................           2,880            2,152
            Amortization ...............................              50               63
            Non-cash interest on debt obligations ......           5,352            7,017
            Provision for losses on accounts
               receivable ..............................           1,330            2,442
            Stock compensation award expense ...........              26              173
            Loss on disposal of property and
               equipment ...............................             547             --
            Changes in operating assets and liabilities:
               Accounts receivable .....................           7,667          (19,559)
               Other assets ............................             214             (269)
               Accounts payable ........................           3,640            2,868
               Accrued expenses ........................            (858)           9,089
            Changes in reorganization items:
               Reorganization expense ..................          26,272             --
               Payments of reorganization costs ........          (1,607)            --
                                                               ---------        ---------
                 Net cash flows from operating
                    activities .........................          (3,826)         (40,244)

          CASH FLOWS FROM INVESTING ACTIVITIES:
          Deposits .....................................              92           (1,390)
          Purchase of property and equipment ...........            --             (5,763)
          Purchase of subsidiary, net of cash
            acquired ...................................            --            (69,054)
                                                               ---------        ---------
                 Net cash flows from investing
                    activities .........................              92          (76,207)

          CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from Senior Notes ...................           7,000             --
          Issuance of common stock .....................            --            138,068
          Costs incurred related to issuance of stock ..            --            (10,764)
          Proceeds from Consent Convertible Notes ......            --             10,000
          Repayment of capital lease obligations and
            notes payable ..............................            (146)            (144)
                                                               ---------        ---------
                 Net cash flows from financing
                    activities .........................           6,854          137,160
                                                               ---------        ---------

          NET INCREASE IN CASH .........................           3,120           20,709

          CASH AND CASH EQUIVALENTS -- Beginning of
            Period .....................................           3,767           87,454
                                                               ---------        ---------

          CASH AND CASH EQUIVALENTS -- End of
            Period .....................................       $   6,887        $ 108,163
                                                               =========        =========


          SUPPLEMENTAL CASH FLOW INFORMATION:
          Conversion of preferred stock to common
            stock ......................................            --          $  57,856
                                                               =========        =========
          Dividends paid in kind .......................            --          $   2,095
                                                               =========        =========
          Declared dividends ...........................            --          $     579
                                                               =========        =========
          Capital lease obligations incurred ...........            --          $     288
                                                               =========        =========

          Cash paid for interest .......................       $      33        $      45
                                                               =========        =========


See Notes to Condensed Consolidated Financial Statements.

                    USN COMMUNICATIONS, INC. AND SUBSIDIARIES
                              DEBTOR-IN-POSSESSION
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (Unaudited)


1.  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

       The unaudited, condensed consolidated financial statements of USN Communications, Inc. (the "Company") included herein have been prepared in accordance with generally accepted accounting principles for interim financial information. The interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements at December 31, 1998 and the notes thereto. The results of operations for the interim periods should not be considered indicative of results to be expected for the full year.

2.  CHAPTER 11 PROCEEDINGS

       On February 18, 1999, (the "Petition Date") the Company and certain of its subsidiaries filed voluntary petitions for reorganization (the "Filing") under Chapter 11 ("Chapter 11") of Title 11 of the United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). In Chapter 11, the Company has continued to manage its affairs and operate its business as a debtor in possession while it develops a plan of reorganization. As a debtor in possession in Chapter 11, the Company may not engage in transactions outside of the ordinary course of business without approval, after notices and hearing, of the Bankruptcy Court.

       On April 2, 1999, the Bankruptcy Court authorized the Company to (1) sell substantially all of the Company's assets, excluding USN Wireless, Inc. to CoreComm Limited ("CoreComm") for approximately $27 million in cash, warrants to purchase 350,000 shares of CoreComm common stock and a contingent payment based on future operating results that caps the total consideration at $85 million, and (2) sell the capital stock of USN Wireless, Inc. The closing of the sale of assets to CoreComm occurred on May 26, 1999. The Company continues to own the capital stock of USN Wireless, Inc.

       As a result of the Filing, the Company is currently in default under of all of its debt agreements in effect prior to the Petition Date. As a result, all unpaid principal of, and accrued prepetition interest on, such debt became immediately due and payable. The payment of such debt and accrued but unpaid prepetition interest is prohibited during the pendency of the Company's Chapter 11 case without the approval of the Bankruptcy Court. The Bankruptcy Court has authorized the payment, by the Company, of the Company's $15 million aggregate principal amount of prepetition senior secured notes with a $20 million debtor-in-possession financing facility. The debtor-in-possession financing facility was discharged with a portion of the proceeds from the sale of assets to CoreComm.

       The accompanying condensed consolidated financial statements have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result should the Company be unable to continue as a going concern, other than the discontinuation of interest expense subsequent to the filing date of approximately $3.8 million. The Company's recurring

                    USN COMMUNICATIONS, INC. AND SUBSIDIARIES
                              DEBTOR-IN-POSSESSION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (Unaudited) (Continued)


losses from operations and the related Chapter 11 filing raise substantial doubt about its ability to continue as a going concern.

       Because the Company sold assets and may sell additional assets, and as a result of the Chapter 11 case, the Company may liquidate or settle liabilities for amounts other than those reflected in the financial statements. Further, a plan of reorganization could materially change the amounts currently recorded in the financial statements. The financial statements do not give effect to any adjustments to the carrying value of assets, or amounts and classification of liabilities that might be necessary as a consequence of these matters.

3.  FINANCIAL REPORTING FOR BANKRUPTCY PROCEEDINGS

      The American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy code" ("SOP 90-7"), provides guidance for financial reporting by entities that have filed petitions with the Bankruptcy Court and expect to reorganize under Chapter 11 of the Bankruptcy Code.

      Under SOP 90-7, the financial statements of an entity in a Chapter 11 reorganization proceeding should distinguish transactions and events that are directly associated with the reorganization from those of the operations of the ongoing business as it evolves. Accordingly, SOP 90-7 requires the following financial reporting/accounting treatments in respect of each of the financial statements.

Consolidated Balance Sheet

      The balance sheet separately classifies pre-petition liabilities subject to compromise (generally unsecured and undersecured claims) and post-petition liabilities not subject to compromise (fully secured claims). The Senior Secured Notes, of which $15.3 million is pre-petition, have been presented as not subject to compromise (see Note 2). Pre-petition liabilities are reported on the basis of the expected amount of such allowed claims, as opposed to the amounts for which those allowed claims may be settled. Under an approved final plan of reorganization, those claims may be settled at amounts substantially less than their allowed amounts.

      When a liability subject to settlement becomes an allowed claim and that claim differs from the net carrying amount of the liability, the net carrying amount is adjusted to the amount of the allowed claim. The resulting gain or loss is classified as a reorganization item in the Consolidated Statement of Operations.

Consolidated Statements of Operations

      Pursuant to SOP 90-7, revenues and expenses, realized gains and losses, and provisions for losses resulting from the reorganization of the business are reported in the Consolidated Statement of Operations separately as reorganization items. Professional fees are expensed as incurred. Interest expense is reported only to the extent that it will be paid during the proceeding or that it is probable that it will be an allowed claim.

Consolidated Statements of Cash Flows

      Reorganization items are reported separately within the operating, investing and financing categories of the Consolidated Statement of Cash Flows.

4.  ACCOUNTS RECEIVABLE

       Accounts receivable consist of the following (in thousands):

                                      MARCH 31,
                                        1999
                                     (UNAUDITED)
                                     -----------
Billed ..........................     $ 25,041
Unbilled ........................        8,768
                                      --------
Gross accounts receivable .......       33,809
Allowance for doubtful accounts .      (17,904)
                                      --------

Net accounts receivable .........     $ 15,905
                                      ========

       Unbilled accounts receivable comprises access charges, features and usage for revenue earned but not yet billed to customers. A majority of the unbilled accounts receivable were billed within 30 days after the March 31, 1999.

5.  NET ASSETS OF DISCONTINUED OPERATIONS

       The USN Wireless, Inc. business has been classified as discontinued operations in the accompanying financial statements. On April 2, 1999, the Bankruptcy Court approved the asset sale of USN Wireless, Inc.

       The net assets of discontinued operations are summarized as follows (in thousands):

                                                         MARCH 31,
                                                           1999
                                                        (UNAUDITED)
                                                        -----------
Current assets .....................................     $  9,223
Fixed assets .......................................        1,521
Goodwill and other intangibles, net of
amortization .......................................       59,681
Current liabilities ................................       (9,422)
Provision for estimated loss on sale of discontinued
  operations .......................................      (41,744)
                                                         --------
Net assets of discontinued operations ..............     $ 19,259
                                                         ========

                    USN COMMUNICATIONS, INC. AND SUBSIDIARIES
                              DEBTOR-IN-POSSESSION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (Unaudited) (Continued)


6.  PROPERTY AND EQUIPMENT

       Property and equipment consist of the following (in thousands):

                               March 31, 1999
                                 (UNAUDITED)
                               ---------------
Furniture and equipment .....     $  9,221
Computer hardware ...........       11,476
Computer software ...........        8,504
Leasehold improvements ......        5,755
                                  --------
                                    34,956
Less accumulated depreciation      (15,125)
Less impairment reserve .....       (9,191)
                                  --------
  Total .....................     $ 10,640
                                  ========


7.  OTHER ASSETS

       Other assets consist of the following (in thousands):

                                              MARCH 31, 1999
                                                (UNAUDITED)
                                              --------------
Deposits ...................................     $ 8,191
Licensing agreement, net of accumulated
  amortization $211 ........................         189
Other ......................................         226
                                                 -------
  Total ....................................     $ 8,606
                                                 =======

                    USN COMMUNICATIONS, INC. AND SUBSIDIARIES
                              DEBTOR-IN-POSSESSION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (Unaudited) (Continued)



8.  NOTES PAYABLE

       On November 18, 1998, the Company received approximately $10 million in cash in exchange for the issuance and sale of a $10 million 17% Senior Secured Note ("17% Note") due January 15, 1999. Interest was payable upon the maturity of the 17% Note. The 17% Note was secured by a first priority lien on substantially all assets of the Company, including the Company's accounts receivable and the stock of the Company's directly owned subsidiaries.

       On January 20, 1999, the 17% Note was cancelled in exchange for a replacement $10.0 million 17% Senior Secured Note due February 15, 1999, and the Company received an additional $2.5 million in cash in exchange for a new $2.5 million 17% Senior Secured Note due February 15, 1999 (collectively the "New 17% Notes"). Interest on the New 17% Notes was payable in cash upon maturity. As was the case with the 17% Note, the New 17% Notes were secured by a first priority lien on substantially all assets of the Company, including the Company's accounts receivable and the stock of the Company's directly owned subsidiaries.

       On February 8, 1999, the Company received an additional $2.5 million in cash under the provisions of the New 17% Notes, bringing the total amount due under the New 17% Notes to $15 million. Also on February 8, 1999, the maturity date for the New 17% Notes was changed from February 15, 1999 to February 16, 1999.

       On February 23, 1999, the New 17% Notes, including accrued interest, were exchanged for a replacement $16.3 million 14% Class B Senior Secured Note due June 30, 1999 (the "Class B Notes"). On February 25, 1999, the Company received $2.0 million in cash in exchange for the issuance and sale of a $2 million 14% Class A Senior Secured Notes due June 30, 1999 (the "Class A Notes"). Interest on the Class A Notes and Class B Notes is payable upon maturity. The Class A Notes and Class B Notes are secured by a first priority lien on substantially all assets of the Company, including the Company's accounts receivable and the stock of the Company's directly owned subsidiaries.

9.  LEGAL MATTERS

       The Company is defendant in a class action lawsuit alleging the violation of state and federal securities laws in connection with the Company's initial public offering and subsequent events. In addition, the Company is a defendant in various lawsuits arising out of the ordinary course of business, as well as various collection lawsuits in the period preceding the Filing. All of these lawsuits have been stayed as a result of applicable provisions of the Bankruptcy Code by virtue of the Filing.

                                CORECOMM LIMITED

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

       The unaudited pro forma financial information gives effect to (i) the acquisition of the assets and related liabilities of OCOM Corporation in June 1998, (ii) the acquisition of all of the outstanding capital stock of Digicom, Inc. in April 1998, (iii) the acquisition of all of the operating assets of Wireless Outlet in April 1998, (iv) the acquisition in November 1998 of Stratos Internet Group, Inc., (v) the acquisition of MegsINet in May 1999 and (vi) the acquisition of certain assets of USN Communications, Inc. ("USN") in May 1999. The pro forma financial information is based on the historical financial statements of CoreComm, OCOM, Digicom, Wireless Outlet, Stratos, MegsINet and USN.

       The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair value, which are subject to further adjustment based upon appraisals and other analysis. The contribution of assets initially acquired by Cellular Communications of Puerto Rico, Inc. ("CCPR") from CCPR to CoreComm were accounted for at historical cost in a manner consistent with a transfer of entities under common control which is similar to that used in a "pooling of interests." CoreComm's historical financial statements include the results of the contributed companies for all periods owned by CCPR.

       The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 gives effect to the acquisitions as if they had been consummated on January 1, 1998. The unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 gives effect to the acquisitions of MegsINet and certain assets of USN as if they had been consummated on March 31, 1999.

       The pro forma adjustments are based upon available information and assumptions that management believes are reasonable at the time made. Management believes that any variations from the available information and assumptions applied will not have a material effect on the pro forma financial statements presented. The unaudited pro forma condensed consolidated financial statements do not purport to present the financial position or results of operations of CoreComm had the acquisitions occurred on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated statements of operations do not reflect any adjustments for synergies that management expects to realize commencing upon consummation of the proposed acquisitions. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that may be realized.

       The unaudited pro forma financial statements should be read in conjunction with the financial statements and notes thereto of CoreComm and OCOM (its predecessor) incorporated by reference and the financial statements and notes thereto of MegsINet and USN appearing elsewhere in this Form 8-K and incorporated by reference.

                                CORECOMM LIMITED

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         CORECOMM      MEGSINET       USN
                                        HISTORICAL    HISTORICAL   HISTORICAL   ADJUSTMENTS       PROFORMA
                                        ----------    ----------   ----------   -----------       --------
Revenues ...........................     $  3,596      $ 1,603      $ 24,496      $    --         $ 29,695
Operating expenses .................        2,848        2,675        22,458           --           27,981
Selling, general and  administrative
  expenses .........................        5,784        1,174        16,239           --           23,197
Corporate expenses .................        2,292           --            --           --            2,292
Depreciation .......................          428          727         2,880                         4,035
Amortization .......................          151           --            50        1,371(B)         1,572
                                         --------      -------      --------      -------         --------
Operating (loss) ...................       (7,907)      (2,973)      (17,131)      (1,371)         (29,382)
Interest income and other ..........        1,564           --          (547)          --            1,017
Interest expense ...................          (14)        (560)       (5,389)       5,389             (574)
Income tax .........................         (165)          --            --           --             (165)
                                         --------      -------      --------      -------         --------
Net income (loss) before
  reorganization items..............     $ (6,522)     $(3,533)     $(23,067)     $ 4,018         $(29,104)
                                         ========      =======      ========      =======         ========
Number of weighted average shares
  outstanding ......................       13,212                                   1,407(A)        14,619
                                         ========                                 =======         ========
Basic and diluted net
  loss per share ...................     $  (0.49)                                                $  (1.99)
                                         ========                                                 ========

                                CORECOMM LIMITED

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            PREDECESSOR
                                              (OCOM)                                        PROFORMA
                                             JANUARY 1,                                       FOR
                                               1998                                       ACQUISITIONS
                                              TO MAY                                     COMPLETED PRIOR
                                 CORECOMM       31,           OTHER                      TO DECEMBER 31,    MEGSINET       USN
                                HISTORICAL    1998(1)     ACQUISITIONS(2)  ADJUSTMENTS        1998         HISTORICAL   HISTORICAL
                                ----------  -----------   ---------------  -----------   ---------------   ----------   ----------
Revenues .....................   $  6,713     $ 1,452        $ 3,334        $    --        $ 11,499        $ 4,172      $ 132,503

Operating expenses ...........      5,584         772          2,025             --           8,381          4,867        117,957
Selling, general and
  administrative
  expenses ...................     13,989       3,205          1,077             --          18,271          2,739        183,200
Non-recurring
  charges ....................         --          --             --             --              --             --         28,987
Compensation charge
  from the issuance
  of stock options ...........      4,586          --             --         (4,586)(C)          --             --             --
Depreciation .................        749         255            133             --           1,137          1,082          9,317
Amortization .................        231           2             --            195(B)          428             --            252
                                 --------     -------        -------        -------        --------        -------      ---------
Operating income
  (loss) .....................    (18,426)     (2,782)            99          4,391         (16,718)        (4,516)      (207,210)
Interest income and
  other ......................      2,632          --             --             --           2,632             --         14,973
Interest expense .............        (21)         --             --             --             (21)          (659)       (30,099)
Income tax ...................       (440)         --             --             --            (440)            --             --
                                 --------     -------        -------        -------        --------        -------      ---------
Net income (loss)
  from continuing
  operations .................   $(16,255)    $(2,782)       $    99        $ 4,391        $(14,547)       $(5,175)     $(222,336)
                                 ========     =======        =======        =======        ========        =======      =========
Number of weighted
  average shares
  outstanding ................     13,190
                                 ========
Basic and diluted net
  loss per share .............   $  (1.23)
                                 ========

                                  ADJUSTMENTS    PROFORMA
                                  -----------    --------
Revenues .....................     $     --      $ 148,174

Operating expenses ...........           --        131,205
Selling, general and
  administrative
  expenses ...................           --        204,210
Non-recurring
  charges ....................           --         28,987
Compensation charge
  from the issuance
  of stock options ...........           --             --
Depreciation .................                      11,536
Amortization .................        5,485 (B)      6,165
                                   --------      ---------
Operating (loss) .............       (5,485)      (233,929)
Interest income and
  other ......................           --         17,605
Interest expense .............       30,099           (680)
Income tax ...................           --           (440)
                                   --------      ---------
Net income (loss)
  from continuing
  operations .................     $ 24,614      $(217,444)
                                   ========      =========
Number of weighted
  average shares
  outstanding ................        1,407(A)      14,597
                                   ========      =========
Basic and diluted net
  loss per share .............                   $  (14.90)
                                                 =========

----------
     (1) CoreComm's predecessor for the period from January 1, 1998 to May 31, 1998.

     (2)  For the periods from January 1, 1998 to date of acquisition.

                                CORECOMM LIMITED

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 1999
                                 (IN THOUSANDS)

                                        CORECOMM     MEGSINET        USN
                                       HISTORICAL   HISTORICAL    HISTORICAL    ADJUSTMENTS       PROFORMA
                                       ----------   ----------    ----------    -----------       --------
Cash and cash equivalents .........     $ 37,838     $  3,382     $   6,887     $ (48,107)(D)     $     --
Marketable securities .............       87,471                                   (6,031)(D)       81,440
Net assets of discontinued
  operations held for sale ........                                  19,259       (19,259)(E)
Accounts receivable, net and
  other ...........................        5,759        1,594        18,068                         25,421
                                        --------     --------     ---------     ---------         --------
 Total Current Assets .............      131,068        4,976        44,214       (73,397)         106,861
Fixed assets, net .................        5,282       45,518        10,640                         61,440
LMDS license costs ................       25,366                                                    25,366
Goodwill, net .....................        3,916                                   54,852(A)        58,768
Other, net ........................        5,440                      8,606        (7,717)(D)(E)     6,329
                                        --------     --------     ---------     ---------         --------
                                        $171,072     $ 50,494     $  63,460     $ (26,262)        $258,764
                                        ========     ========     =========     =========         ========
Accounts payable and accrued
  expenses ........................     $  6,667     $  3,151     $   5,518     $ (5,518)(E)      $  9,818
Equipment Payable .................                    25,757                                       25,757
17% senior secured note ...........                                  18,330       (18,330)(E)
Current portion of note payable and
  capital lease obligations .......          170        8,745                                        8,915
Other .............................          466          935                                        1,401
                                         -------     --------     ---------     ---------         --------
 Total Current
   Liabilities ....................        7,303       38,588        23,848       (23,848)          45,891
Liabilities subject to compromise..                                 274,132      (274,132)(E)
Non-current liabilities ...........          456       12,577                      (2,500)(D)       10,533
Shareholders' equity (deficit) ....      163,313         (671)     (234,520)      274,218(A)(E)    202,340
                                        --------     --------     ---------     ---------         --------
                                        $171,072     $ 50,494     $  63,460     $ (26,262)        $258,764
                                        ========     ========     =========     =========         ========

                                CORECOMM LIMITED

                        PRO FORMA ADJUSTMENTS (UNAUDITED)

A.(1)   Purchase price of MegsINet:
        CoreComm shares issued to MegsINet shareholders.......................       1,407,000
        Approximate value of CoreComm stock based on market
                    price around date of announcement.........................   $      21.375
                                                                                 -------------
                                                                                    30,075,000
        Value of MegsINet stock options converted to CoreComm
                stock options.................................................       4,052,000
        Cash portion of purchase price (including fees of
                $500,000).....................................................      17,251,000
                                                                                 -------------
        Total purchase price..................................................      51,378,000
        MegsINet shareholders' deficiency at March 31, 1999...................         671,000
                                                                                 -------------
        Excess of purchase price over net tangible assets
                acquired......................................................   $  52,049,000
                                                                                 =============
 A.(2)  Purchase price of USN(1)
        Cash portion of purchase price: (including fees of
                $1,500,000)...................................................   $  26,800,000
        Value of CoreComm stock warrants......................................       4,900,000
                                                                                 -------------
        Total purchase price                                                        31,700,000
        Assets acquired, including receivables, fixed assets
                and other assets at March 31, 1999............................      28,897,000
                                                                                 -------------
        Excess of purchase price over net tangible assets
                acquired .....................................................   $   2,803,000
                                                                                 =============
 A.(3)  Excess of purchase price over tangible net assets
                acquired:
        MegsINet..............................................................   $  52,049,000
        USN...................................................................       2,803,000
                                                                                 -------------
                Total.........................................................   $  54,852,000
                                                                                 =============

                                                                                                 THREE MONTHS
                                                                                YEAR ENDED          ENDED
                                                                             DECEMBER 31,1998   MARCH 31, 1999
                                                                             ----------------   --------------
B.         To record the amortization of intangibles(2)
                 Amortization of intangibles over 10 years:
           For the acquisitions completed prior to December 31, 1998 (one
                 year of amortization less the historical amount recorded)     $     195,000      $        --
                                                                               =============      ===========
           For the MegsINet and USN acquisitions .........................     $   5,485,000      $ 1,371,000
                                                                               =============      ===========
C.         To adjust for compensation recorded in connection with the spin
                 off of CoreComm to the shareholders of CCPR .............     $  (4,586,000)     $        --
                                                                               =============      ===========
D.         Cash portion of purchase for MegsINet .........................     $  17,251,000
           Cash portion of purchase price for USN ........................        26,800,000
           To record payment of certain MegsINet liabilities .............         2,500,000
           To record payment of certain USN deposits .....................           700,000
           Cash balance of USN not acquired ..............................         6,887,000
           Shortfall in cash adjusted in marketable securities............        (6,031,000)
                                                                               -------------
           Net adjustment to Pro Forma cash ..............................     $  48,107,000
                                                                               =============
E.         Assets and liabilities of USN not acquired:
           Assets
           Net assets of discontinued operations held for sale ...........     $  19,259,000
           Other, net ....................................................         8,417,000
           Cash ..........................................................         6,887,000
           Liabilities
           Accounts payable and accrued expenses .........................         5,518,000
           17% Senior Secured Note .......................................        18,330,000
           Liabilities subject to compromise .............................       274,132,000
                                                                               -------------
           Net liabilities not acquired ..................................       263,417,000
           Stockholders deficit of USN ...................................      (234,520,000)
                                                                               -------------
           Net assets acquired ...........................................     $  28,897,000
                                                                               =============


----------

     (1) The purchase price for certain assets of USN consists of an upfront payment of approximately $25.3 million in cash, warrants to purchase an aggregate of 350,000 shares of CoreComm Common Stock, and a contingency payment based on future operating results, that caps the total cash consideration at $85 million.

     (2) The excess of the purchase price over the net tangible assets acquired is being allocated to intangible assets. The intangible assets arising from the purchase include customer lists and goodwill. The amount of each individual intangible is not currently determinable. The amounts of each intangible will be determined based on appraisals and other analyses. The amortization period for each may vary, although it is assumed in the Pro Forma Adjustment that 10 years is a representative blended amortization period.

                                 Exhibit Index

Exhibit
  No.
-------

23.1       Consent of Ernst & Young LLP
23.2       Consent of KPMG LLP
23.3       Consent of Deloitte & Touche LLP
99.1       Press release, issued May 26, 1999*


* Previously filed